                           ICIFC SECURED ASSETS CORP.

                                    SELLER,

                            ICI FUNDING CORPORATION


                                MASTER SERVICER


                                      and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                    TRUSTEE



                       _________________________________

                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1997
                        ________________________________


                           ICIFC SECURED ASSETS CORP.
                       Mortgage Pass-Through Certificates

                                 Series 1997-2

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
                                   ARTICLE I

                                  Definitions..................................................   I-1

                                   ARTICLE II

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates.......................................  II-1

Section 2.01. Conveyance of Mortgage Loans to Trustee..........................................  II-1
Section 2.02. Acceptance of Mortgage Loans by Trustee..........................................  II-2
Section 2.03. Representations, Warranties and Covenants of the Master Servicer.................  II-3
Section 2.04. Substitution of Mortgage Loans...................................................  II-5
Section 2.05. Representations and Warranties of the Trustee....................................  II-5
Section 2.06. Issuance of Certificates.........................................................  II-6
Section 2.07. Representations and Warranties Concerning the Seller.............................  II-6

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans................................ III-1

Section 3.01. Master Servicer to Assure Servicing.............................................. III-1
Section 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers............... III-1
Section 3.03. Successor Sub-Servicers.......................................................... III-2
Section 3.04. Liability of the Master Servicer................................................. III-2
Section 3.05. Assumption or Termination of Sub-Servicing Agreements by Trustee................. III-3
Section 3.06. Collection of Mortgage Loan Payments............................................. III-3
Section 3.07. Collection of Taxes, Assessments and Similar Items; Servicing Accounts........... III-3
Section 3.08. Access to Certain Documentation and Information Regarding the Mortgage Loans..... III-4
Section 3.09. Maintenance of Primary Insurance Policies; Collection Thereunder................. III-4
Section 3.10. Maintenance of Hazard Insurance and Fidelity Coverage............................ III-4
Section 3.11. Due-on-Sale Clauses; Assumption Agreements....................................... III-6
Section 3.12. Realization Upon Defaulted Mortgage Loans........................................ III-7
Section 3.13. Trustee to Cooperate; Release of Mortgage Files.................................. III-7
Section 3.14. Servicing and Master Servicing Compensation...................................... III-8
Section 3.15. Annual Statement of Compliance................................................... III-8
Section 3.16. Annual Independent Public Accountants' Servicing Report.......................... III-9
Section 3.17. REMIC-Related Covenants.......................................................... III-9
Section 3.18. Additional Information........................................................... III-9
Section 3.19. Optional Purchase of Defaulted Mortgage Loans.................................... III-9

                                   ARTICLE IV

                                    Accounts...................................................  IV-1

Section 4.01. Protected Accounts...............................................................  IV-1
Section 4.02. Certificate Account..............................................................  IV-2
Section 4.03. Permitted Withdrawals and Transfers from the Certificate Account.................  IV-3

Section 4.04 Custody Account...................................................................  IV-5

                                   ARTICLE V

                                Certificates...................................................   V-1

Section 5.01. Certificates.....................................................................   V-1
Section 5.02. Registration of Transfer and Exchange of Certificates............................   V-3
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates................................   V-6
Section 5.04. Persons Deemed Owners............................................................   V-7
Section 5.05. Transfer Restrictions on Residual Certificate....................................   V-7
Section 5.06. Restrictions on Transferability of Private Certificates..........................   V-8
Section 5.07. ERISA Restrictions...............................................................   V-8
Section 5.08. Rule 144A Information............................................................   V-9

                                   ARTICLE VI

                          Payments to Certificateholders.......................................  VI-1

Section 6.01. Distributions on the Certificates................................................  VI-1
Section 6.02. [Reserved].......................................................................  VI-4
Section 6.03. Allocation of Losses.............................................................  VI-4
Section 6.04. [Reserved].......................................................................  VI-6
Section 6.05. Payments.........................................................................  VI-6
Section 6.06. Statements to Certificateholders.................................................  VI-7
Section 6.07. Reports to the Trustee and the Master Servicer...................................  VI-8
Section 6.08. Monthly Advances................................................................. VI-10
Section 6.09. Compensating Interest Payments................................................... VI-10
Section 6.10. Reports of Foreclosures and Abandonment of Mortgaged Property.................... VI-10

                                  ARTICLE VII

                            The Master Servicer................................................ VII-1

Section 7.01. Liabilities of the Master Servicer............................................... VII-1
Section 7.02. Merger or Consolidation of the Master Servicer................................... VII-1
Section 7.03. Indemnification of the Trustee................................................... VII-1
Section 7.04. Limitation on Liability of the Master Servicer and Others........................ VII-1
Section 7.05. Master Servicer Not to Resign.................................................... VII-2
Section 7.06. [Reserved]....................................................................... VII-2
Section 7.07. Sale and Assignment of Master Servicing.......................................... VII-2

                                  ARTICLE VIII

                                 Default.......................................................VIII-1

Section 8.01. Events of Default................................................................VIII-1
Section 8.02. Trustee to Act; Appointment of Successor.........................................VIII-2
Section 8.03. Notification to Certificateholders...............................................VIII-2
Section 8.04. Waiver of Defaults...............................................................VIII-2
Section 8.05. List of Certificateholders.......................................................VIII-3

                                   ARTICLE IX


                           Concerning the Trustee..............................................  IX-1

Section 9.01. Duties of Trustee................................................................  IX-1
Section 9.02. Certain Matters Affecting the Trustee............................................  IX-2
Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans............................  IX-3
Section 9.04. Trustee May Own Certificates.....................................................  IX-3
Section 9.05. Trustee's Fees and Expenses......................................................  IX-3
Section 9.06. Eligibility Requirements for Trustee.............................................  IX-4
Section 9.07. Insurance........................................................................  IX-4
Section 9.08. Resignation and Removal of the Trustee...........................................  IX-4
Section 9.09. Successor Trustee................................................................  IX-5
Section 9.10. Merger or Consolidation of Trustee...............................................  IX-5
Section 9.11. Appointment of Co-Trustee or Separate Trustee....................................  IX-5
Section 9.12. Master Servicer Shall Provide Information as Reasonably Required.................  IX-6
Section 9.13. Federal Information Returns and Reports to Certificateholders....................  IX-6

                                   ARTICLE X

                                 Termination...................................................   X-1

Section 10.01. Termination Upon Repurchase by ICI Funding or its Designee or
                Liquidation of All Mortgage Loans..............................................   X-1
Section 10.02 Additional Termination Requirements..............................................   X-2

                                   ARTICLE XI

                          Miscellaneous Provisions.............................................  XI-1

Section 11.01. Intent of Parties...............................................................  XI-1
Section 11.02. Amendment.......................................................................  XI-1
Section 11.03. Recordation of Agreement........................................................  XI-2
Section 11.04. Limitation on Rights of Certificateholders......................................  XI-2
Section 11.05. Acts of Certificateholders......................................................  XI-2
Section 11.06. [Reserved]......................................................................  XI-3
Section 11.07. Governing Law...................................................................  XI-3
Section 11.08. Notices.........................................................................  XI-3
Section 11.09. Severability of Provisions......................................................  XI-3
Section 11.10. Successors and Assigns..........................................................  XI-4
Section 11.11. Article and Section Headings....................................................  XI-4
Section 11.12. Counterparts....................................................................  XI-4
Section 11.13. Notice to Rating Agencies.......................................................  XI-4

                        POOLING AND SERVICING AGREEMENT
                        -------------------------------

     Pooling and Servicing Agreement dated as of June 1, 1997, among ICIFC Secured Assets Corp., a California corporation, as the seller (the "Seller"), ICI Funding Corporation, a California corporation ("ICI Funding"), as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee").


                             PRELIMINARY STATEMENT

     On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from ICI Funding. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. ICI Funding will be the Master Servicer for the Mortgage Loans.

     The Certificates will represent in the aggregate the entire beneficial ownership interest the Trust, consisting primarily of Group I Mortgage Loans and Group II Mortgage Loans, each of which constitute a separate sub-trust. The Trustee shall make an election for the assets constituting the Trust to be treated for federal income tax purposes as a REMIC. On June 30, 1997 (the "Startup Day"), all the Classes of Regular Certificates will be designated "regular interests" in such REMIC and the Class R-1 Certificate will be designated the "residual interest" in such REMIC. Each component of the Class X Certificates as described in Section 5.01 will be designated as a "regular interest" in the REMIC.

     The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-Off Date, after deducting all Scheduled Principal due on or before the Cut-Off Date, of $291,378,275.16 The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  Definitions

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     Account: The Custody Account, the Certificate Account (including each
     -------
subaccount thereof), the Protected Accounts or the Servicing Accounts as the context may require.

     Accrued Certificate Interest: For any Certificate (other than a Class PO
     ----------------------------
Certificate) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or, in the case of a Class X Certificate, the Notional Amount) of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfalls and the interest portion of any Realized Losses and Excess Losses.

     Advancing Date: The fourth Business Day preceding the related Distribution
     --------------
Date.

     Affiliate: As to any Person, any other Person controlling, controlled by or
     ---------
under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof
     ---------
and supplements hereto.

     Allocable Share: With respect to each Class of Subordinate Certificates:
     ---------------

          (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

          (b) as to any Distribution Date and amounts distributable pursuant to clause (ii), (iii) and (v) of the Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates for which (x) the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes and (y) the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

     Anniversary Determination Date: The Determination Date occurring in July of
     ------------------------------
each year that the Certificates are outstanding, commencing in July, 1998.

     Applicable Credit Rating: A rating of AAA, in the case of S&P or Duff for
     ------------------------
any long-term deposit or security, or a rating of A-1+ in the case of S&P, or D-1 in the case of Duff, for any short-term deposit or security

(or AAAm or AAAm-G, in the case of S&P, for any Permitted Investment listed in clause (viii) of the definition thereof).

     Appraised Value: For any Mortgaged Property, the amount set forth as the
     ---------------
appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     Assumed Final Distribution Date: With respect to each Class of
     -------------------------------
Certificates, July 25, 2028.

     Available Funds: With respect to any Distribution Date, the sum of Group I
     ---------------
Available Funds and the Group II Available Funds for such Distribution Date.

     Bankruptcy Code: The United States Bankruptcy Code, as amended, as codified
     ---------------
in 11 U.S.C. Sections 101-1330.

     Bankruptcy Coverage Termination Date: The Distribution Date upon which the
     ------------------------------------
Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation
     ---------------
or Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Determination Date prior to the first
     ----------------------
Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $107,803, as reduced by the aggregate amount of Bankruptcy Losses since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Bankruptcy Losses since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Bankruptcy Losses for the preceding Distribution Date, and (y) the S&P Formula Amount for such Anniversary Determination Date.

     The Bankruptcy Loss Amount may be further reduced by ICI Funding (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, ICI Funding shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

     Benefit Plan Opinion: The meaning specified in Section 5.07(a) hereof.
     --------------------

     Book-Entry Certificates: All Classes of Certificates other than the Class
     -----------------------
R-1 Certificates and the Class B-4, Class B-5 and Class B-6 Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day
     ------------
on which the New York Stock Exchange is closed or on which banking institutions in New York City or in California are authorized or obligated by law or executive order to be closed.

     Certificate: Any mortgage pass-through certificate evidencing a beneficial
     -----------
ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1 and A-2, with the blanks therein appropriately completed.

     Certificate Account: The trust account or accounts created and maintained
     -------------------
pursuant to Section 4.02, which shall be denominated "Bankers Trust Company of California, N.A., as Trustee f/b/o holders of ICIFC Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1997-2 - Certificate Account" as provided in Section 4.02.

     Certificate Account Advance: As of any Determination Date, the amount on
     ---------------------------
deposit in a Protected Account or Custody Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in a subaccount of the Certificate Account and used to make a distribution to Certificateholders during such calendar month on account of Scheduled Payments on the Mortgage Loans due on the Due Date for such month not being paid on or before such Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

     Certificate Owner: Any Person who is the beneficial owner of a Certificate
     -----------------
registered in the name of the Depository or its nominee.

     Certificate Register: The register maintained pursuant to Section 5.02.
     --------------------

     Certificateholder: A Holder of a Certificate.
     -----------------

     Class A Certificates: Class A-I and Class A-II Certificates.
     --------------------

     Class: With respect to the Certificates, each of Class A-I-1, A-I-2, A-I-3,
     -----
A-I-4, A-I-5, A-I-6, A-I-7, A-I-8, A-I-9, A-II, PO, X, B-1, B-2, B-3, B-4, B-5,
B-6, and R-1.

     Class A-I Certificates: Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4,
     ----------------------
Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, and Class A-I-9
Certificates.

     Class A-I Senior Percentage and Class A-II Senior Percentage (each a
     ---------------------------     ----------------------------
"Senior Percentage") will initially equal 93.74% and 93.68%, respectively. Each Senior Percentage will be recalculated with respect to each Distribution Date to equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all of the Class A-I Certificates and the Residual Certificate in the case of the Class A-I Senior Percentage and the Class A-II Certificates in the case of the Class A-II Senior Percentage immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the related Mortgage Loan Group (other than the PO Percentage of the Discount Mortgage Loans in the related Mortgage Loan Group) immediately preceding such Distribution Date.

     Class A-I-8 Prepayment Amount: For any Distribution Date occurring prior to
     -----------------------------
the Distribution Date in July 2002, the Class A-I-8 Prepayment Amount will equal zero. The Class A-I-8 Prepayment Amount for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the Class A-I-8 Pro Rata Prepayment Amount (as defined below) for such Distribution Date; for any Distribution Date during the seventh year after the Closing Date, 40% of the Class A-I-8 Pro Rata Prepayment Amount; for any Distribution Date during the eighth year after the Closing Date, 60% of the Class A-I-8 Pro Rata Prepayment Amount; for any Distribution Date during the ninth year after the Closing Date, 80% of the Class A-I-8 Pro Rata Prepayment Amount for such Distribution Date; and, thereafter, 100% of the Class A-I-8 Pro Rata Prepayment Amount for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date on which all of the Class A-I Certificates, other than the Class A-I-8 Certificates, have been reduced to zero, the Class A-I-8 Prepayment Amount shall equal 100% of the sum of items (ii), (iii), (iv) and (v) under the definition of the Group I Senior Optimal Principal Amount for such Distribution Date.

     Class A-I-8 Pro Rata Optimal Principal Amount: With respect to each
     ---------------------------------------------
Distribution Date, an amount equal to the product of (x) the Group I Senior Optimal Principal Amount (excluding items (ii), (iii), (iv) and (v) under the definition thereof) for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class A-I-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Current Principal Amounts of all Classes of Class A-I Certificates and the Residual Certificate immediately prior to such Distribution Date.

     Class A-I-8 Pro Rata Prepayment Amount: For any Distribution Date, an
     --------------------------------------
amount equal to the product of (x) the sum of items (ii), (iii), (iv) and (v) under the definition of the Group I Senior Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class A-I-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Current Principal Amounts of all Classes of Class A-I Certificates and the Residual Certificate immediately prior to such Distribution Date.

     Class B Certificates:  Class B-1, Class B-2, Class B-3, Class B-4, Class B-
     --------------------
5 and Class B-6 Certificates.

     Class B Group I Current Principal Amount:  As of any Distribution Date, an
     ----------------------------------------
amount equal to the aggregate Current Principal Amounts of the Class B Certificates as of such Distribution Date, less the Class B Group II Current Principal Amount as of such Distribution Date.

     Class B Group II Current Principal Amount:  As of any Distribution Date, an
     -----------------------------------------
amount equal to the sum of the Scheduled Principal Balances of the Group II Mortgage Loans as of such Distribution Date, less the Current Principal Amount of the Class A-II Certificates as of such Distribution Date.

     Class PO Cash Shortfall: The sum of the Class PO Portion I Cash Shortfall
     -----------------------
and the Class PO Portion II Cash Shortfall.

     Class PO Deferred Amount: With respect to each Distribution Date through
     ------------------------
the Cross-Over Date, the aggregate of all amounts allocable on such Distribution Date to the Class PO Certificates in respect of the principal portion of Realized Losses (other than Excess Losses) and Class PO Cash Shortfall and all amounts previously allocated in respect of such losses (other than Excess Losses) and Class PO Cash Shortfall to the Class PO Certificates and not distributed on prior Distributions Dates.

     Class PO Deferred Payment Writedown Amount: With respect to any
     ------------------------------------------
Distribution Date, the amount if any, distributed on such date in respect of the Class PO Deferred Amount.

     Class PO Portion I Cash Shortfall: As defined in the last paragraph of
     ---------------------------------
subsection 6.01(a)(A).

     Class PO Portion II Cash Shortfall: As defined in the last paragraph of
     ----------------------------------
subsection 6.01(a)(B).

     Class PO Portion I Principal Distribution Amount: With respect to each
     ------------------------------------------------
Distribution Date, an amount equal to the sum of:

          (i) the applicable PO Percentage of all scheduled payments of principal due on each Group I Discount Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Group I Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable PO Percentage of all partial prepayments of principal on Group I Mortgage Loans received during the applicable Prepayment Period;

          (iv) the lesser of (a) the applicable PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Group I Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Group I Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Group I Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable PO Percentage of the sum of (w) the Scheduled Principal Balance of each Group I Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Group I Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Group I Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) with respect to Group I Mortgage Loans incurred during the related Prepayment Period; and

          (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Group I Discount Mortgage Loan which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Group I Discount Mortgage Loan that has been replaced by the Master Servicer with a substitute Group I Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Group I Discount Mortgage Loan.

     Class PO Portion II Principal Distribution Amount: With respect to each
     -------------------------------------------------
Distribution Date, an amount equal to the sum of:

          (i) the applicable PO Percentage of all scheduled payments of principal due on each Group II Discount Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Group II Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable PO Percentage of all partial prepayments of principal on Group II Mortgage Loans received during the applicable Prepayment Period;

          (iv) the lesser of (a) the applicable PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Group II Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Group II Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Group II Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable PO Percentage of the sum of (w) the Scheduled Principal Balance of each Group II Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Group II Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Group II Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause
     (b), the applicable PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) with respect to Group II Mortgage Loans incurred during the related Prepayment Period; and

          (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Group II Discount Mortgage Loan which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Group II Discount Mortgage Loan that has been replaced by the Master Servicer with a substitute Group II Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Group II Discount Mortgage Loan.

     Class PO Principal Distribution Amount: The sum of the Class PO Portion I
     --------------------------------------
Principal Distribution Amount and the Class PO Portion II Principal Distribution Amount.

     Class X Component I Accrued Certificate Interest: With respect to each
     -------------------------------------------------
Distribution Date, an amount equal to the excess of all interest accrued on the Group I Mortgage Loans during the related Interest Accrual Period over the sum of (x) all Accrued Certificate Interest on the Class A-I Certificates and the Residual Certificate for such Distribution Date, (y) the portion of the Accrued Certificate Interest on the Class B Certificates for such Distribution Date that the Class B Group I Current Principal Amount as of such Distribution Date bears to the aggregate Current Principal Amounts of the Class B Certificates as of such Distribution Date, and (z) the portion of (i) any Net Interest Shortfall and (ii) the interest portion of any Excess Losses, and after the Cross-Over Date, (iii) the interest portion of any Realized Losses, allocated to the Class X Certificates that the Class X Component I Accrued Certificate Interest (determined without regard to this clause (z)) bears to the total Accrued Certificate Interest on the Class X Certificates (determined without regard to such Net Interest Shortfall, or the interest portion of Excess Losses or Realized Losses, as applicable).

     Class X Component II Accrued Certificate Interest: With respect to each
     --------------------------------------------------
Distribution Date, an amount equal to the excess of all interest accrued on the Group II Mortgage Loans during the related Interest Accrual Period over the sum of (x) all Accrued Certificate Interest on the Class A-II Certificates for such Distribution Date, (y) the portion of the Accrued Certificate Interest on the Class B Certificates for such Distribution Date that the Class B Group II Current Principal Amount as of such Distribution Date bears to the aggregate Current Principal Amounts of the Class B Certificates as of such Distribution Date, and (z) the portion of (i) any Net Interest Shortfall and (ii) the interest portion of any Excess Losses, and after the Cross-Over Date, (iii) the interest portion of any Realized Losses, allocated to the Class X Certificates that the Class X Component II Accrued Certificate Interest (determined without regard to this clause (z)) bears to the total Accrued Certificate Interest on the Class X Certificates (determined without regard to such Net Interest Shortfall, or the interest portion of Excess Losses or Realized Losses, as applicable).

     Closing Date: June 30, 1997.
     ------------

     Code: The Internal Revenue Code of 1986, as amended.
     ----

     Compensating Interest Payments: As defined in Section 6.09.
     ------------------------------

     Component I:  A component corresponding to the Current Principal Amount of
     -----------
the Class A-I Certificates, the Class R-1 Certificate and the Current Principal Amount of the Class B Certificates which derives its distributions from Group I Mortgage Loans.

     Component II:  A component corresponding to the Current Principal Amount of
     ------------
the Class A-II Certificates and the Current Principal Amount of the Class B Certificates which derives its distributions from Group II Mortgage Loans.

     Corporate Trust Office: The office of the Trustee at which at any
     ----------------------
particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: ICIFC Secured Assets Corp. 1997-2.

     Cross-Over Date: The first Distribution Date on which the aggregate Current
     ---------------
Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

     Current Principal Amount: With respect to any Certificate (other than a
     ------------------------
Class X Certificate) as of any Distribution Date, the initial principal amount of such Certificate reduced by (A) the sum of (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal (including the Class PO Cash Shortfall with respect to a Class PO Certificate),
(ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, and (iii) in the case of a Subordinate Certificate, all amounts allocated to such Subordinate Certificate on prior Distribution Dates with respect to the Subordinate Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Class X Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-1 Certificate, after the Distribution Date on which it receives the distribution of the last dollar of their original principal amount shall be deemed to have a Current Principal Amount equal to its Current Principal Amount on the day immediately preceding such Distribution Date.

     Custody Account: A trust account created and maintained pursuant to Section
     ---------------
4.04.

     Cut-Off Date: June 1, 1997.
     ------------

     Cut-Off Date Balance: $291,378,275.16.
     --------------------

     Debt Service Reduction: Any reduction of the Scheduled Payments which a
     ----------------------
Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Debtor Relief Laws: Any applicable liquidation, conservatorship,
     ------------------
receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     Defaulted Mortgage Loan: Any Mortgage Loan as to which the Mortgagor has
     -----------------------
failed to make unexcused payment in full of three or more consecutive Scheduled Payments.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the
     -------------------
Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

     Definitive Certificates: The meaning specified in Subsection 5.01(b)
     -----------------------
hereof.

     Depository: The Depository Trust Company, the nominee of which is Cede &
     ----------
Co., or any successor thereto.

     Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.
     --------------------

     Depository Participant: A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial
     ---------------------------------
bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: The 18th day of the month of the Distribution Date, or
     ------------------
if such day is not a Business Day, the following Business Day.

     Discount Mortgage Loans: The Group I Discount Mortgage Loan and the Group
     -----------------------
II Discount Mortgage Loans.

     Distribution Date: The 25th day of any month, beginning in the month
     -----------------
immediately following the month of the initial issuance of the Certificates, or, if such 25th day is not a Business Day, the Business Day immediately following.

     DTC Custodian: Bankers Trust Company of California, N.A., or its successors
     -------------
in interest.

     Due Date: With respect to each Mortgage Loan, the first day of each month,
     --------
on which its Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period commencing on
     ----------
the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     DCR: Duff & Phelps Credit Rating Co., and its successors in interest.
     ---

     ERISA: Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Default: An event described in Section 8.01.
     ----------------

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, (i)
     ----------------------
occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after
     -----------------
the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

     Excess Liquidation Proceeds: To the extent that such amount is not required
     ---------------------------
by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Excess Losses: The sum of any Excess Bankruptcy Losses, Excess Fraud Losses
     -------------
and Excess Special Hazard Losses.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof,
     --------------------------
(i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.
     ----

     FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.
     -----

     FNMA: Federal National Mortgage Association or any successor thereto.
     ----

     Fractional Undivided Interest: With respect to any Class of Certificates
     -----------------------------
other than the Class X Certificates, the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the original Current Principal Amount of such Certificate and the denominator of which is the aggregate of the original Current Principal Amounts of all Certificates of such Class. With respect to the Class X Certificates, the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the Notional Amount of all Certificates of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by
(i) a Class X Certificate will be deemed to equal 1% multiplied by a fraction, the numerator of which is the aggregate of the original Notional Amounts of such Certificate and the denominator of which is the Notional Amount of such Class
(ii) a Class R-1 Certificate will be deemed to equal 1% multiplied by a fraction the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of such Classes and (iii) a Certificate of any other Class will be deemed to equal 98% (plus an additional 1% if and when the Class X Certificates have been paid in full prior to the date of determination) multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

     Fraud Coverage Termination Date: The Distribution Date upon which the
     -------------------------------
related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Fraud Loss: Any Realized Loss attributable to fraud in the origination of
     ----------
the related Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date, (x)
     -----------------
prior to the first anniversary of the Cut-Off Date, an amount equal to $5,827,566 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the Cut-Off Date, and (y) from the first through the fifth anniversary of the Cut-Off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate Outstanding Principal Balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-Off Date. After the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Funds Transfer Date: The 21st day of the month of the Distribution Date, or
     -------------------
if such day is not a Business Day, the preceding Business Day (but in no event less than two Business Days prior to the related Distribution Date).

     Global Certificate: Any Private Certificate registered in the name of the
     ------------------
Depository or its nominee, beneficial interests in which are reflected on the books on the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Group I Available Funds or Group II Available Funds: With respect to any
     ---------------------------------------------------
Distribution Date, an amount equal to the aggregate of the following with respect to the Group I Mortgage Loans or Group II Mortgage Loans, respectively:
(a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date and (c) any amount reimbursed by the Master Servicer pursuant to Subsections 4.02(d) and 4.04(d) in connection with losses on Permitted Investments, except:

          (i) all payments that were due on or before the Cut-Off Date;

          (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and all related payments of interest;

          (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the Due Date in the month in which such Distribution Date occurs;

          (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

          (v) amounts of Monthly Advances (including Certificate Account Advances) determined to be Non-recoverable Advances;

          (vi) amounts withdrawn by the Trustee pursuant to Subsection 4.03(b) to pay the Trustee's Fee; and

          (vii) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a)(ii) through and including Subsection 4.03(a)(xii).

     Group I Discount Mortgage Loans: Any Mortgage Loan in Group I with a Net
     -------------------------------
Rate less than 8.00% per annum.

     Group II Discount Mortgage Loans: Any Mortgage Loan in Group II with a Net
     --------------------------------
Rate less than 8.00% per annum.

     Group I Mortgage Loans: The Mortgage Loans identified as such on the
     ----------------------
Mortgage Loan Schedule, all of which shall have original terms to stated maturity of greater than 15 but not more than 30 years, based on the date of origination or any later modification.

     Group II Mortgage Loans: The Mortgage Loans identified as such on the
     -----------------------
Mortgage Loan Schedule, all of which have original terms to stated maturity of up to 15 years, based on the date of origination or any later modification.

     Group I Senior Optimal Principal Amount and Group II Senior Optimal
     ----------------------------------------    -----------------------
Principal Amount, in each case will be an amount equal to the sum of:
----------------

          (i) the applicable Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received on each Mortgage Loan in the related Mortgage Loan Group during the applicable Prepayment Period;

          (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause
     (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and
     (x) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) on each Mortgage Loan in the related Mortgage Loan Group incurred during the related Prepayment Period; and

          (v) the applicable Senior Prepayment Percentage of the applicable Non- PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     Holder: The Person in whose name a Certificate is registered in the
     ------
Certificate Register, except that, subject to Subsection 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer, a Sub-Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

     ICI Funding: ICI Funding Corporation, a California corporation, or its
     -----------
successors in interest.

     Indemnified Persons: The Trustee, its employees and any separate co-
     -------------------
trustee.

     Independent: When used with respect to any specified Person, this term
     -----------
means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Individual Certificate: Any Private Certificate registered in the name of
     ----------------------
the Holder other than the Depository or its nominee.

     Institutional Accredited Investor: Any Person meeting the requirements of
     ---------------------------------
Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     Insurance Policy: With respect to any Mortgage Loan, any Primary Insurance
     ----------------
Policy, standard hazard insurance policy, insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy
     ------------------
covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

     Insured Expenses: Expenses covered by any Insurance Policy.
     ----------------

     Insurer: Any issuer of an Insurance Policy.
     -------

     Interest Accrual Period: With respect to each Distribution Date, for each
     -----------------------
Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.

     Interest Shortfall: With respect to any Distribution Date and each Mortgage
     ------------------
Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

          (a) partial principal prepayments: one month's interest at the applicable Net Rate on the amount of such prepayment;

          (b) principal prepayments in full: the difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

          (c) Relief Act Mortgage Loans: as to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

     Investment Letter: The letter to be furnished by each Institutional
     -----------------
Accredited Investor which purchases Class PO, B-4, Class B-5, Class B-6, and R-1 Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the
     ------------------------
Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on
     ----------------
which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation,
     --------------------
unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Insurance Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a Primary Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: Cash received in connection with the liquidation of a
     --------------------
defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     Loan Summary and Remittance Report: The report to be submitted by the
     ----------------------------------
Master Servicer to the Trustee pursuant to Subsection 6.07(b).

     Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator
     -------------------
of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     Loss Allocation Limitation: The meaning specified in Section 6.03(d)
     --------------------------
hereof.

     Master Servicer: With respect to the Mortgage Loans, ICI Funding, or its
     ---------------
successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

     Master Servicing Fee: As to any Mortgage Loan and Distribution Date, an
     --------------------
amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

     Master Servicing Fee Rate: With respect to each Mortgage Loan, the per
     -------------------------
annum rate of 0.25%.

     Monthly Advance: The advance (including a Certificate Account Advance)
     ---------------
required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining
     -------------
to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate at which interest accrues from time
     ----------------------
to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee
     -------------
pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Mortgage Loan Group: Either the Group I Mortgage Loans or the Group II
     -------------------
Mortgage Loans.

     Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with
     ----------------------
respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the
     -------------
indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgaged Property: Land and improvements securing the indebtedness of a
     ------------------
Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgagor: The obligor on a Mortgage Note.
     ---------

     Net Interest Shortfall: With respect to any Distribution Date, the Interest
     ----------------------
Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation
     ------------------------
Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed advances by the related Sub-Servicer and Monthly Advances including Certificate Account Advances.

     Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in
     --------
effect from time to time less the sum of the Master Servicing Fee Rate and the Trustee's Fee (expressed as a per annum rate), each such fee being expressed as a per annum rate.

     Non-PO Percentage:  With respect to any Discount Mortgage Loans  will be
     -----------------
equal to the Net Rate thereof divided by 8.00%, and with respect to any Premium Mortgage Loan, 100%.

     Nonrecoverable Advance: Any advance (i) which was previously made or is
     ----------------------
proposed to be made by the Master Servicer and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance was made.

     Notional Amount: On any Distribution Date, with respect to the Class X
     ---------------
Certificates, an amount equal to the aggregate Scheduled Principal Balances of all of the Premium Mortgage Loans.

     Officer's Certificate: A certificate signed by the Chairman of the Board,
     ---------------------
the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President of the Master Servicer and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable
     ------------------
to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

     Original Subordinate Principal Balance: The sum of the aggregate Current
     --------------------------------------
Principal Amounts of each Class of Subordinate Certificates as of the Cut-Off Date.

     Original Value: Except in the case of a refinance Mortgage Loan, the lesser
     --------------
of the Appraised Value or sales price of a Mortgaged Property at the time a Mortgage Loan is closed, and for a refinance Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan
     -------------------------
which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Sections 2.02, 2.03 or 3.19 or replaced pursuant to Section 2.04.

     Outstanding Principal Balance: As of the time of any determination, the
     -----------------------------
principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any net insurance proceeds with respect thereto to the extent applied to principal.

     Pass-Through Rate: As to each Class of Certificates, the rate of interest
     -----------------
set forth, or determined as provided with respect thereto, in Section 5.01. Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

     Permitted Investments: Any one or more of the following obligations or
     ---------------------
securities:

          (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation
     --------  -------
     will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

          (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

          (viii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and having the Applicable Credit Rating or better from each Rating Agency;

provided, however, that no instrument or security shall be a Permitted
--------  -------
Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

     Person: Any individual, corporation, partnership, joint venture,
     ------
association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificates: The Class R-1 Certificate the Class B-4, Class B-5
     ---------------------
and Class B-6 Certificates.

     PO Percentage: (i) with respect to any Discount Mortgage Loan, the
     -------------
fraction, expressed as a percentage, equal to 8.00% minus the Net Rate thereof divided by 8.00%, and (ii) with respect to any Premium Mortgage Loan, 0%.

     Portion I and Portion II:  In order to calculate the source of principal
     ------------------------
distributable on the Class PO Certificates, the Class PO Certificates are deemed to consist of separate portions, one of which corresponds to the Class A-I Certificates, the Class R-1 Certificates and a principal amount of the Class B Certificates which derives its distributions from the Group I Mortgage Loans ("Portion I"), and one which corresponds to the Class A-II Certificates and the principal amount of the Class B Certificates which derives its distributions from the Group II Mortgage Loans ("Portion II").

     Premium Mortgage Loans: Mortgage Loans with Net Rates greater than 8.00%
     ----------------------
per annum.

     Prepayment Distribution Trigger:  For a Class of Subordinate Certificates
     -------------------------------
for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the Due Date in the month next preceding such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

     Prepayment Period: With respect to any Distribution Date, the period from
     -----------------
the first day through the last day of the month preceding the month of such Distribution Date.

     Primary Insurance Policy: Any primary mortgage guaranty insurance policy
     ------------------------
issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

     Principal Prepayment: Any payment (whether partial or full) or other
     --------------------
recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

     Private Certificate: Any Class PO, Class B-4, Class B-5, Class B-6, and
     -------------------
Class R-1.

     Protected Account: A trust account established and maintained by the Master
     -----------------
Servicer or any Sub-Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution for receipt of principal and interest and other amounts as described in Section 4.01.

     Qualified Insurer: Any insurance company duly qualified as such under the
     -----------------
laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

     Rating Agencies: S&P and DCR.
     ---------------

     Rating Agency Eligible Account: An account, including one maintained with
     ------------------------------
the Trustee, which either (i) is a trust account maintained with the trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and DCR, or one of the two highest short-term ratings by S&P and DCR, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company.

     Realized Loss: With respect to a Mortgage Loan, (i) a Bankruptcy Loss, or
     -------------
(ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day through the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

     Record Date: With respect to any Distribution Date, the close of business
     -----------
on the last Business Day of the month immediately preceding the month of such Distribution Date.

     Regular Certificates: All Classes of Certificates other than the Class R-1
     --------------------
Certificate.

     Reinvestment Agreements: One or more reinvestment agreements, acceptable to
     -----------------------
the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as
     ----------
amended.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled
     ------------------------
Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: A real estate mortgage investment conduit, as defined in the Code,
     -----
consisting of that group of assets contained in the Trust Fund consisting of (i) the Mortgage Loans, (ii) the Certificate Account, (iii) any REO Property and
(iv) any proceeds of the foregoing.

     REMIC Opinion: An Opinion of Independent Counsel, to the effect that the
     -------------
proposed action described herein would not, under the REMIC Provisions, (i) cause either the Trust Fund to fail to qualify as a REMIC while any regular interest in the REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

     REMIC Provisions: The provisions of the federal income tax law relating to
     ----------------
REMICS, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in Software Division, Computer Training Center Division and Market Street Division effect from time to time.

     REO Property: A Mortgaged Property acquired in the name of the Trustee, for
     ------------
the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Repurchase Price: With respect to any Mortgage Loan (or any property
     ----------------
acquired with respect thereto) required to be repurchased pursuant to Section
2.02 or 2.03 an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase reduced by
(ii) any portion of the Master Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

     Request for Release: A request for release in the form attached hereto as
     -------------------
Exhibit D.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance
     -------------------------
policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     Residual Certificate: The Class R-1 Certificate.
     --------------------

     Responsible Officer: Any officer assigned to the corporate trust department
     -------------------
or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

     Scheduled Payment: With respect to any Mortgage Loan and any month, the
     -----------------
scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     Scheduled Principal: The principal portion of any Scheduled Payment.
     -------------------

     Scheduled Principal Balance: With respect to any Mortgage Loan on any
     ---------------------------
Distribution Date, (A) the unpaid principal balance of such Mortgage Loan as of the close of business on the Due Date in the month preceding the month of such Distribution Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-Off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (B) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

     Securities Act: The Securities Act of 1933, as amended.
     --------------

     Securities Legend: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
     -----------------
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. SECTION 2510.3-101., UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE."

     Security Instrument: A written instrument creating a valid first lien on a
     -------------------
Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Seller: ICIFC Secured Assets Corp., a California corporation, or its
     ------
successors in interest.

     Seller Contract: The Mortgage Loan Purchase Agreement dated as of June 24,
     ---------------
1997, among ICI Funding, as seller, Imperial Credit Mortgage Holdings, Inc., as guarantor, and ICIFC Secured Assets Corp. as purchaser, and all amendments thereof and supplements thereto.

     Senior Certificates: Class A, Class PO, Class X and Class R-1 Certificates.
     -------------------

     Senior Percentage: Each of the Class A-I Senior Percentage and the Class
     -----------------
A-II Senior Percentage.

     Senior Prepayment Percentage: On any Distribution Date occurring during the
     ----------------------------
periods set forth below, with respect to each Mortgage Loan Group, as follows:

PERIOD (DATES INCLUSIVE)                           SENIOR PREPAYMENT PERCENTAGE
------------------------                           ----------------------------

Through June 25, 2002.........................     100%
July 25, 2002 - June 25, 2003.................     applicable Senior Percentage plus 70% of the
                                                   Subordinate Percentage
July 25, 2003 - June 25, 2004.................     applicable Senior Percentage plus 60% of the
                                                   Subordinate Percentage
July 25, 2004 - June 25, 2005.................     applicable Senior Percentage plus 40% of the
                                                   Subordinate Percentage
July 25, 2005 - June 25, 2006.................     applicable Senior Percentage plus 20% of the
                                                   Subordinate Percentage
July 25, 2006 and thereafter..................     applicable Senior Percentage

     Notwithstanding the foregoing, if on any Distribution Date the applicable Senior Percentage exceeds the applicable Senior Percentage as of the Cut-off Date, the related Senior Prepayment Percentage for such Distribution Date will equal 100%. Upon reduction of the Current Principal Amounts of the Class A-I Certificates and the Residual Certificate or the Class A-II Certificate, as applicable, to zero, the related Senior Prepayment Percentage will equal 0%; provided that in the circumstances described in paragraph 6.01(a)(D), prepayments resulting from Mortgage Loans in one Mortgage Loan Group and otherwise distributable to the Subordinate Certificates will be distributed to the Senior Certificates related to the other Mortgage Loan Group (other than the Class PO and Class X Certificates).

     In addition, no reduction of a Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either (a)(i)(X) the aggregate outstanding principal balance of Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates averaged over the last six months, does not exceed 50% or (Y) the aggregate outstanding principal balance of the Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) cumulative Realized Losses on the Mortgage Loans in both Mortgage Loan Groups do not exceed (a) 30% of the aggregate Current Principal Amounts of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including July 2002 and June 2003, (b) 35% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (c) 40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (d) 45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, and (e) 50% of the related Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2006 or (b)(i) the outstanding principal balance of the Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans in both Mortgage Loan Groups to date for such Distribution Date are less than 10% of the Original Subordinate Principal Balance.

     Servicing Account: The separate trust account created and maintained by the
     -----------------
Master Servicer or each Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in
Section 3.07.

     Servicing Officer: Any officer of the Master Servicer or of an agent or
     -----------------
independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

     S&P: Standard and Poor's Ratings Services, a division of The McGraw-Hill
     ---
Companies, Inc., and its successors in interest.

     S&P Formula Amount: As to each Anniversary Determination Date, the greater
     ------------------
of (i) $75,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust whose original principal balance was 75% or greater of the Original Value thereof.

     Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property
     -------------------
on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10 and (b) any loss caused by or resulting from:

     (1) normal wear and tear;

     (2) conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to
     --------------------------
$2,925,469 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-Off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the Outstanding Principal Balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the Outstanding Principal Balance of the Mortgage Loan which has the largest Outstanding Principal Balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Master Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the
     -------------------------
greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate Outstanding Principal Balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the Outstanding Principal Balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Special Hazard Termination Date: The Distribution Date upon which the
     -------------------------------
Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Startup Day: June 30, 1997.
     -----------

     Subordinate Certificate Writedown Amount: As to any Distribution Date, the
     ----------------------------------------
amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and the Class PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the first day of the month of such Distribution Date, less any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

     Subordinate Certificates: Class B Certificates.
     ------------------------

     Subordinate Optimal Principal Amount: As to any Distribution Date, an
     ------------------------------------
amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

          (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of

     Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received on Mortgage Loans in the Related Mortgage Loan Group during the applicable Prepayment Period (plus, on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates (other than the Class PO Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount remaining undistributed on such date);

          (iv) the excess, if any, of the applicable Non-PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Loan Group (other than Mortgage Loans described in clause (b)) and (b) the principal balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of each of the definitions of Group I Senior Optimal Principal Amount, Group II Senior Optimal Principal Amount, and the Class PO Principal Distribution Amount on such Distribution Date; and

          (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan. After the aggregate current Principal Amounts of the Subordinate Certificates have been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

     Subordinate Percentage:  With respect to each Mortgage Loan Group for each
     ----------------------
Distribution Date, an amount equal 100% minus the related Senior Percentage for such Distribution Date.

     Subordinate Prepayment Percentage: With respect to each Mortgage Loan Group
     ---------------------------------
on any Distribution Date, an amount equal to 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the related Senior Certificates (other than the Class PO Certificates) have each been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%.

     Sub-Servicer: Any Person with which the Master Servicer has entered into a
     ------------
Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     Sub-Servicing Agreement: The written contract between the Master Servicer
     -----------------------
and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant
     ------------------------
to Section 2.04, in each case, in the opinion of the Master Servicer, (i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan;

(iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee.

     Tax Matters Person: Bankers Trust Company of California, N.A., or any
     ------------------
successor thereto or assignee thereof.

     Trust Fund or Trust: The corpus of the trust created by this Agreement,
     -------------------
consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

     Trustee: Bankers Trust Company of California, N.A., or its successor in
     -------
interest, or any successor trustee appointed as herein provided.

     Trustee's Fees: With respect to each Distribution Date, the amount to be
     --------------
paid to the Trustee calculated monthly on a Mortgage Loan by Mortgage Loan basis, equal to the product of (x) the Scheduled Principal Balance of such Mortgage Loan on the Due Date in the month prior to the month of such Distribution Date and (y) one-twelfth of 0.015%.

     Uninsured Cause: Any cause of damage to a Mortgaged Property or REO
     ---------------
Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

     Voluntary Principal Prepayment: With respect to any Distribution Date, any
     ------------------------------
Principal Prepayment received from the related Mortgagor on a Mortgage Loan.

                                   ARTICLE II

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates

      Section 2.01. Conveyance of Mortgage Loans to Trustee. (a) The Seller
                    ---------------------------------------
concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trustee without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-Off Date, but excluding any payments of principal and interest due on or prior to the Cut-Off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Master Servicer from Permitted Investments under Subsection 4.02(d)); (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)); (iv) such assets relating to the Mortgage Loans as from time to time may be held by the Trustee in the Custody Account (excluding any income to the Master Servicer from Permitted Investments under Section 4.04(d)); (v) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law); (vi) any REO Property; (vii) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto); (viii) the Seller Contract to the extent provided in Subsection 2.03(b); and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee; (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon; (iii) the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; (iv) all intervening assignments of the Security Instrument, if any, to the extent available to the Seller with evidence of recording thereon; (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any; (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and (vii) originals of all assumption and modification agreements, if any; provided, however, that in lieu
                                                --------  -------
of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original policy of title insurance, the Seller may deliver a binder or commitment therefor, or, in California, a preliminary title report, or, in Iowa, an attorney's certificate;
(x) in lieu of the original Security Instrument or intervening assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by ICI Funding or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from ICI Funding to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes identified in the list delivered by the Master Servicer to the Trustee on the Closing Date, the Seller may deliver a lost note affidavit; and provided,
                                                                    --------
further, however, that in the case of Mortgage Loans which have been prepaid in
-------  -------
full after the Cut-Off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies together with the original title insurance policy (or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) if a title insurance binder or commitment or other assurance of title was originally deposited, to the Trustee promptly after they are received. The Master Servicer shall cause, at its expense, the Security Instrument and intervening assignments, if any, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date.

      Section 2.02. Acceptance of Mortgage Loans by Trustee. (a) The Trustee
                    ---------------------------------------
acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. Not later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 5 days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it pursuant to Exhibit H and to execute and deliver, or cause to be executed and delivered, to the Seller and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to
                                    --------  -------
those documents described in subclauses (b)(v) and (b)(vii) of Section 2.01, the Trustee's obligations shall extend only to item (ii) of Exhibit H for documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify ICI Funding. ICI Funding shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect (and in any event, within 90 days of the Trustee's discovery of the defect, as set forth in such notification), and if ICI Funding fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding, will, subject to Section 2.04, within 90 days from the Trustee's notification (and in any event, within 90 days of the Trustee's discovery of the defect, as set forth in such notification), purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of
       --------  -------
ICI Funding to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, ICI Funding shall not be required to repurchase such Mortgage Loan if ICI Funding delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller and the Master Servicer, a Final Certification in the form annexed hereto as
Exhibit I. In conducting such review, the Trustee will ascertain whether (i) an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office; and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) has been delivered whenever a title insurance binder or commitment or other assurance of title was originally deposited. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify ICI Funding. ICI Funding shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect (and in any event, within 90 days of the Trustee's discovery of the defect, as set forth in such notification), and if ICI Funding is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding shall, subject to Section 2.04, within 90 days from the Trustee's notification (and in any event, within 90 days of the Trustee's discovery of the defect, as set forth in such notification), purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of ICI
--------  -------
Funding to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, ICI Funding shall not be required to purchase such Mortgage Loan, if ICI Funding delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by ICI Funding in accordance with Subsections 2.02(a) or (b) above or Section 3.19, ICI Funding shall cause the Repurchase Price to be deposited in the appropriate subaccount of the Certificate Account and shall provide written notification of such deposit (which notification shall detail the components of the Repurchase Price), signed by a Servicing Officer, to the Trustee. Upon deposit of the Repurchase Price in the appropriate subaccount of the Certificate Account, the Trustee shall release to ICI Funding the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by ICI Funding as are necessary to vest in ICI Funding title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of ICI Funding to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

      Section 2.03. Representations, Warranties and Covenants of the Master
                    -------------------------------------------------------
Servicer. (a) ICI Funding hereby represents and warrants to the Trustee as of
--------
the Closing Date that:

          (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

          (ii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

          (iii) This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

          (iv) Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

          (v) To its best knowledge, after reasonable investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

          (vi) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

          (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of its business;

          (viii)  Except for the lawsuit Fortune Mortgage, etc., et. al. v.
                                         ----------------------------------
     Imperial Credit Industries, Inc., Imperial Credit Mortgage Holdings, Inc.,
     --------------------------------------------------------------------------
     ICI Funding Corp., et al., (O.C.S.C. No 776153), no litigation is pending
     -------------------------
     or, to its best knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition; and

          (ix) As to each Mortgage Loan, the Seller Contract is in full force and effect.

     (b) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Seller Contract (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of ICI Funding and the guaranty thereof of Imperial Credit Mortgage Holdings, Inc.); provided that the obligations of ICI Funding and Imperial Credit Mortgage Holdings, Inc. to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholder's sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

     (c)  [Intentionally omitted.]

     (d) If the Seller, ICI Funding, the Master Servicer or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. ICI Funding within 60 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in
--------  -------
Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then ICI Funding shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to ICI Funding to the extent not required by law to be paid to the borrower. Any such purchase by ICI Funding shall be made by depositing an amount equal to the Repurchase Price in the appropriate subaccount of the Certificate Account and the Trustee, upon receipt of the Repurchase Price and of written notification of such deposit by a Servicing Officer (which notification shall detail the components of such Repurchase Price), shall release to ICI Funding the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by ICI Funding, without recourse, as are necessary to vest in ICI Funding title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the appropriate subaccount of the Certificate Account was received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of ICI Funding to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

      Section 2.04. Substitution of Mortgage Loans. Notwithstanding anything to
                    ------------------------------
the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, ICI Funding may, no later than the date by which such purchase by ICI Funding would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of ICI Funding that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; provided, however, that
                                                       --------  -------
substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, ICI Funding shall deposit in the appropriate subaccount of the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by ICI Funding of the Repurchase Price for the purchase of a Mortgage Loan by ICI Funding. After such notification to ICI Funding, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Group I Mortgage Loan or Group II Mortgage Loan, as applicable, hereunder. If the Outstanding Principal Balance as of the next preceding due date of the Substitute Mortgage Loan, after giving affect to Scheduled Principal due on such Due Date, exceeds the Outstanding Principal Balance as of the next preceding due Date of the Mortgage Loan for which substitution is being made, such excess shall be paid to ICI Funding. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of ICI Funding. The Scheduled Payment on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of ICI Funding and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to ICI Funding the related Mortgage File related to any Mortgage Loan released pursuant to this Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in ICI Funding title to and rights under any Mortgage Loan released pursuant to this Section 2.04. ICI Funding shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by ICI Funding with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

      Section 2.05. Representations and Warranties of the Trustee. The Trustee
                    ---------------------------------------------
hereby represents and warrants to the Seller and the Master Servicer, as of the Closing Date (and in the case of paragraph (v) below throughout the term of the Agreement), that:

          (i) The Trustee is a banking association duly organized, validly existing and in good standing under the laws of the United States of America with a principal place of business in Irvine, California;

          (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

          (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of national banking associations. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

          (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement and the Certificates, when executed and delivered, will constitute the valid, legal and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

          (v) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited.

      Section 2.06. Issuance of Certificates. The Trustee acknowledges the
                    ------------------------
assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

      Section 2.07. Representations and Warranties Concerning the Seller. The
                    ----------------------------------------------------
Seller hereby represents and warrants to the Trustee and the Master Servicer as follows:

          (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

      Section 3.01. Master Servicer to Assure Servicing. (a) The Master Servicer
                    -----------------------------------
shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

     (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

     (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

      Section 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-
                    --------------------------------------------------------
Servicers. (a) The Master Servicer may enter into Sub-Servicing Agreements with
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Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Service hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than ICI Funding or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.
With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements;

                                     III-1
provided, however, that any such amendments or different forms shall be
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consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Fractional Undivided Interests. The parties hereto acknowledge that the initial Sub-Servicer shall be Wendover Funding Inc.

     (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub- Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

      Section 3.03. Successor Sub-Servicers. The Master Servicer shall be
                    -----------------------
entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon
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termination, the Master Servicer shall either act as servicer of the related
Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such Mortgage Loan.

      Section 3.04. Liability of the Master Servicer. (a) Notwithstanding any
                    --------------------------------
Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to
                                                       -------
enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; provided, however, that this sentence shall not
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apply to the Trustee acting as the Master Servicer; provided, further, however,
                                                    --------  -------  -------
that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

     (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05.

     (c) The Master Servicer (or Subservicer) shall be liable for the payment of any franchise taxes which may be assessed by the California Franchise Tax Board in connection with the activities of the Trust under this Agreement.

      Section 3.05. Assumption or Termination of Sub-Servicing Agreements by
                    --------------------------------------------------------
Trustee. (a) If the Trustee or its designee shall assume the master servicing
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obligations of the Master Servicer in accordance with Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of
Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the

                                     III-2

Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

     (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

      Section 3.06. Collection of Mortgage Loan Payments. (a) The Master
                    ------------------------------------
Servicer will coordinate and monitor remittances by Sub- Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

     (b) The Master Servicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its reasonable efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided,
                                                                 --------
however, that the obligation of the Master Servicer to make a Monthly Advance
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shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

     (c) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

      Section 3.07. Collection of Taxes, Assessments and Similar Items;
                    ---------------------------------------------------
Servicing Accounts. (a) The Master Servicer shall establish and maintain or
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cause the Sub-Servicers to establish and maintain, in addition to the Protected
Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

     (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as Trustee of Taxes and Insurance Custodial Account for borrowers and for ICI Funding (and its successors and assigns) acting on its own behalf and for ICI Funding as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing

                                     III-3

Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or
(ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub-Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer or a Sub- Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

      Section 3.08. Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
the Mortgage Loans. The Master Servicer shall provide, and shall cause any Sub-
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Servicer to provide, to the Trustee and the Seller access to the documentation regarding the related Mortgage Loans and REO Property and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer, the Sub- Servicers or the Trustee that are designated by these entities; provided, however, that,
                                                      --------  -------
unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Trustee and the Seller shall coordinate
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their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

      Section 3.09. Maintenance of Primary Insurance Policies; Collection
                    -----------------------------------------------------
Thereunder. The Master Servicer shall, or shall cause the related Sub-Servicer
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to maintain and keep in full force and effect each Primary Insurance Policy by a
Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each conventional Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Original Value in an amount at least equal to the excess of such original principal amount over 75% of such Original Value until the principal amount of any such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal amount of such Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; provided that such substitution is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

      Section 3.10. Maintenance of Hazard Insurance and Fidelity Coverage. (a)
                    -----------------------------------------------------
The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause; provided, however, that the amount of
                                        --------  -------
hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

                                     III-4

     (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the appropriate subaccount of the Certificate Account or Custody Account, subject to withdrawal pursuant to Section 4.03.

     (c) Any cost incurred by a Master Servicer or a Sub- Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

     (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall use its reasonable efforts to cause with respect to the Mortgage Loans and each REO Property, flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

     (e) If insurance has not been maintained complying with Subsections 3.10(a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

     (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, claims under the related hazard insurance or flood insurance policy.

     (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and shall cause each Sub-Servicer to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to FNMA or FHLMC to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be remitted to the appropriate subaccount of the Certificate Account to the extent that such amounts have not previously been paid to such account.

      Section 3.11. Due-on-Sale Clauses; Assumption Agreements. (a) In any case
                    ------------------------------------------
in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to

                                     III-5
enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the
                                                          -------
related Mortgage Loan shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any Primary Insurance Policy. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause the REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by a REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

     (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor.

      Section 3.12. Realization Upon Defaulted Mortgage Loans. (a) The Master
                    -----------------------------------------
Servicer shall, or shall direct the related Sub- Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer can conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided,
                                                                 --------
however, that it shall be entitled to reimbursement thereof (as well as its
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normal servicing compensation), and in respect of the Master Servicer only,

                                     III-6
to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section 4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds.

     (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Trust Fund within two years after its acquisition by the Trust Fund unless the Trustee shall have received a REMIC Opinion with respect to such longer retention or the Master Servicer applies for and receives an extension of the two-year period under Section 856(e)(3) of the Code, in which case such two year period will be extended by the period set forth in such REMIC Opinion or approved application, as the case may be. The Trustee shall have no obligation to pay for such REMIC Opinion.

      Section 3.13. Trustee to Cooperate; Release of Mortgage Files. (a) Upon
                    -----------------------------------------------
payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee by a certification signed by a Servicing Officer in the Form of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited in the appropriate subaccount thereof) and shall request delivery to the Master Servicer or Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

     (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the appropriate subaccount of the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the appropriate subaccount of the Certificate Account.

     (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies

                                     III-7
provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      Section 3.14. Servicing and Master Servicing Compensation. (a) As
                    -------------------------------------------
compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each Mortgage Loan.

     (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the appropriate subaccount of the Certificate Account with respect thereto are permitted under Subsection 4.03(a)(xii). The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

      Section 3.15. Annual Statement of Compliance. Within 120 days after
                    ------------------------------
December 31 of each year, commencing December 1997, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub-Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

      Section 3.16. Annual Independent Public Accountants' Servicing Report. (a)
                    -------------------------------------------------------
Within 120 days after December 31 of each year, commencing December, 1997, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee and the Rating Agencies to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such fiscal year, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02, 4.03 and 4.04 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     (b) Within 120 days after December 31 of each year, commencing December 1997, the Master Servicer, at its expense, shall furnish to the Trustee the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public

                                     III-8

Accountants reporting the results of such firm's examination of the servicing procedures of any Sub-Servicer and any Master Servicer (other than ICI Funding or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers.

      Section 3.17. REMIC-Related Covenants. For as long as the Trust Fund shall
                    -----------------------
exist, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of the Trust Fund as a REMIC, and the Trustee shall comply with any directions of the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any Permitted Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to
Section 2.04, accept any contribution to the Trust Fund after the Startup Day without receipt of a REMIC Opinion.

      Section 3.18. Additional Information. The Master Servicer agrees to
                    ----------------------
furnish the Seller from time to time upon reasonable request, such further information, reports and financial statements as the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

      Section 3.19. Optional Purchase of Defaulted Mortgage Loans. The Master
                    ---------------------------------------------
Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Repurchase Price therefor. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.


                                     III-9

                                   ARTICLE IV

                                    Accounts

      Section 4.01. Protected Accounts. (a) The Master Servicer shall require
                    ------------------
each Sub-Servicer to establish and maintain a Protected Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 24 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the appropriate subaccount of the Certificate Account or the related Custody Account or invested in Permitted Investments.

     Amounts on deposit in a Protected Account may be invested in Permitted Investments, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Custody Account or Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall cause the related Sub-Servicer to deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. The Master Servicer may, and the Master Servicer may permit the related Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts) or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

     (b) On or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause (by written direction to the Trustee if such withdrawal is from a Custody Account) to be withdrawn from the Protected Accounts or the Custody Account and shall immediately deposit or cause to be deposited in the appropriate subaccount of the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-Off Date):

          (i) Scheduled Payments on the related Mortgage Loans received or advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

          (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

          (iii) Partial Principal Prepayments received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

          (iv)  Any amount to be used as a Certificate Account Advance.

     (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c), or Section 4.04; to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

     (d) The Master Servicer shall deliver to the Trustee on or prior to the Determination Date in each month a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

      Section 4.02. Certificate Account. (a) The Trustee shall establish and
                    -------------------
maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. The Certificate Account shall have two separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount of the Certificate Account (as designated by the Master Servicer), as received, the following amounts:

          (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b) or the Custody Account pursuant to Section 4.04;

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or the Custody Account;

          (iv) The Repurchase Price with respect to any Mortgage Loans purchased by ICI Funding pursuant to Sections 2.02 or 2.03 or by the Master Servicer pursuant to Section 3.19, any amounts which are to be treated pursuant to
     Section 2.04 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer or its designee pursuant to Section 10.01;

          (v) Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) or Section 4.04(d) below; and

          (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in such subaccount of the Certificate Account pursuant to this Agreement.

     (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, or shall deposit or cause to be deposited to a subaccount of the Certificate Account any amount which should appropriately be credited to the other subaccount of the Certificate Account, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer or to the other subaccount of the Certificate Account, as applicable, any provision herein to the contrary notwithstanding.

     (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust, and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby,
(ii) at the written direction of the Master Servicer invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments to be held by the Trustee as the Master Servicer may direct (such direction to be confirmed in writing) and in the absence of such direction, the Trustee shall invest funds in the Certificate Account in Permitted Investments described in clause (viii) of the definition thereof, or
(iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Master Servicer, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee in such Certificate Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. Section 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     (d) The income earned from Permitted Investments made pursuant to this
Section 4.02 shall be paid to the Master Servicer, as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

      Section 4.03. Permitted Withdrawals and Transfers from the Certificate
                    --------------------------------------------------------
Account. (a) The Trustee will, from time to time on demand of the Master
-------
Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes:

          (i)  [intentionally omitted];

          (ii) to reimburse the Master Servicer or any Sub- Servicer for any Monthly Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (iii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iv) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided, that the Master Servicer shall not be
                         --------
     entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii),
     (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate to but not including the date of payment;

          (vi) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate, from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the related Master Servicer and Sub-Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

          (vii) to reimburse the Master Servicer or any Sub-Servicer for advances of funds pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (viii) to pay the Master Servicer or any Sub-Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03, 2.04, 3.19 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

          (ix) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (ii) and (vii), such reimbursement to come from the subaccount relating to the Mortgage Loan Group of which the related Mortgage Loan is a part;

          (x) to pay the Master Servicer and any Sub-Servicer servicing compensation as set forth in Section 3.14;

          (xi) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(d), which, if not specifically allocable to a Mortgage Loan Group, shall be allocated between the subaccounts, pro rata, based on the
                                                 --------
     Scheduled Principal Balances of the Group I Mortgage Loan and the Group II Mortgage Loans, respectively;

          (xii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

          (xiii)  to clear and terminate the Certificate Account pursuant to
     Section 10.01; and

          (xiv)  to remove amounts deposited in error.

     The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vii), inclusive, and (ix).

     (b) On each Distribution Date, the Trustee shall make the following payments in the priority set forth from the funds in the Certificate Account:

          (i) First, the Trustee's Fees shall be paid to the Trustee; and

          (ii) Second, the amount distributable to the Holders of the Certificates shall be payable in accordance with Section 6.01.

     (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account or the Custody Account, any portion to which such Sub- Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

      Section 4.04 Custody Account. (a) The Trustee shall establish and maintain
                   ---------------
for the benefit of the Certificateholders the Custody Account as a segregated non-interest bearing trust account in the corporate trust department of a Designated Depository Institution. The Custody Account shall constitute a trust account of the Trust Fund segregated on the books of the Designated Depository Institution and held by the Designated Depository Institution in trust, and such Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Designated Depository Institution, the Trustee, the Master Servicer, any Sub-Servicer (whether made directly, or indirectly through a liquidator or receiver of the Designated Depository Institution, the Trustee, any Master Servicer, or any Sub-Servicer). With respect to the Custody Account maintained with the Trustee and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. Section 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations. The Trustee shall be the legal owner of the portion of the Funds held in the Custody Account for the benefit of the Certificateholders.

     (b) Within one Business Day after receipt, the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and shall immediately deposit or cause to be deposited in the Custody Account all amounts in the Protected Account not otherwise invested in Permitted Investments pursuant to Section 4.01 and exceeding the lesser of $100,000 or the FDIC insurance limit (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-Off Date).

     (c) Withdrawals may be made from the Custody Account only to make remittances as provided in Sections 4.01(b) or 4.04(d); to reimburse the Master Servicer or any Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

          (d) Funds in the Custody Account may be invested at the direction of the Master Servicer (such direction to be confirmed promptly in writing) in Permitted Investments held in trust for the benefit of the Certificateholders and in the absence of such directions, funds in the Custody Account shall be invested in Permitted Investments described in clause (viii) of the definition thereof. Such Permitted Investments must mature, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account pursuant to Section 4.01(b) and shall be held in such Account until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.04 shall be paid to the Master Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be deposited by the Master Servicer in the Custody Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                                   ARTICLE V

                                  Certificates

      Section 5.01. Certificates. (a) The Depository, the Seller and the Trustee
                    ------------
have entered into a Depository Agreement dated as of June 30, 1997 (the "Depository Agreement"). Except for the Physical Certificates, the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

     All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     (c)           [Reserved]


                  [Remainder of Page Intentionally Left Blank]

     (d) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

                           Pass-Through    Initial Principal
      Designation              Rate              Amount
      -----------          -------------   -----------------

      Class A-I-1              7.25%          $ 37,369,000
      Class A-I-2              7.05%          $ 18,298,000
      Class A-I-3              7.20%          $ 21,673,000
      Class A-I-4              7.60%          $ 16,599,000
      Class A-I-5              7.85%          $ 26,463,000
      Class A-I-6              7.65%          $ 11,145,514
      Class A-I-7              8.00%          $ 12,588,628
      Class A-I-8              8.00%          $ 54,827,000
      Class A-I-9              9.50%          $ 51,505,486
      Class A-II               8.00%          $ 22,154,296
      Class PO                 (1)            $    543,974
      Class X                  (2)            $275,312,264*
      Class B-1                8.00%          $  6,556,000
      Class B-2                8.00%          $  3,642,000
      Class B-3                8.00%          $  2,185,000
      Class B-4                8.00%          $  2,914,000
      Class B-5                8.00%          $  1,457,000
      Class B-6                8.00%          $  1,457,277
      Class R-1                8.00%          $        100

__________________
* Original Notional Amount


(1) The Class PO Certificates are principal only Certificates and will not bear interest.

(2) The Class X Certificates will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the excess of (a) the weighted average of the Net Rates (weighted on the basis of the scheduled principal balance thereof) of the Premium Mortgage Loans over (b) 8.00% per annum.

     (e) With respect to each Distribution Date, each Class of Certificates (other than the Class PO Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount or Notional Amount, as the case may be, of such Class applicable to such Distribution Date.

     (f) The Certificates shall be substantially in the forms set forth in Exhibit A-1 and A-2. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of Definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of Definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Definitive Certificates.

     (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 (except $1,000,000 in the case of the Class X Certificate) and in each case increments of $1 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Global Certificates shall be issued in fully registered form in minimum dollar denominations of $25,000 (except $1,000,000 in the case of the Class X Certificate) and integral multiples of $1 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) one or more Global Certificates of each Class and/or
(ii) Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Class B-4, Class B-5 and Class B-6 Certificates will be issued in certificated fully-registered form in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount (or Notional Amount in the case of the Class X Certificates) of such Class on the Closing Date. The Class R-1 Certificate shall be issued in certificated fully-registered form in the denomination of $100. The Trustee shall sign them by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by authorized signatories, who shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

     (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

     (i) The Closing Date is hereby designated as the "startup" day of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     (j) For federal income tax purposes, the REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

     (k) The Trustee shall cause the REMIC to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

     (l) The Assumed Final Distribution Date for each Class of Certificates is July 25, 2028.

      Section 5.02. Registration of Transfer and Exchange of Certificates. (a)
                    -----------------------------------------------------
The Trustee shall maintain at an office or agency a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) Subject to Subsection 5.01(a) and, in the case of each Class of Global Certificates or Physical Certificates, upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

     (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

          (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate; or

          (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter, provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

     (d) Subject to Subsection 5.02(h), so long as the Global Certificate of such Class remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Class of Global Certificates, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

          (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

          (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

          (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate.

          (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class.

     (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate remains outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

          (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

          (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate.

          (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

     (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

          (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

     (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

     (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

     (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate
                                        --------  -------
may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least $25,000 with respect to the Certificates other than Class X Certificates and the Residual Certificate, at least $1,000,000 with respect to the Class X Certificates and at least $100 with respect to each Residual Certificate, or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

     (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

     (m) The following legend shall be placed on each Class PO Certificate, whether upon original issuance or upon issuance of any other Class PO Certificate, in exchange therefor or upon transfer thereof:

     This Certificate may not be transferred to "Benefit Plan Investors" as such term is defined in 29 C.F.R. Section 2510.3-101 unless the transferee provides a Benefit Plan Opinion or a representation to the same effect to the Trustee; provided that this Certificate may be transferred to a Benefit Plan Investor without delivery of a Benefit Plan Opinion if this Certificate is made available for purchase in the secondary market through an underwriting or sale or placement by an entity which has been granted an underwriter's prohibited transaction exemption similar to PTE 89-89.

     (n) The following legend shall be placed on each Class B Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

     This Certificate may not be transferred to "Benefit Plan Investors" as such term is defined in 29 C.F.R. Section 2510.3-101 unless the transferee provides a Benefit Plan Opinion or a representation to the same effect to the Trustee.

      Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (a) If
                    -------------------------------------------------
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

     (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04. Persons Deemed Owners. Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee nor any agent of the Seller, the Master Servicer or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

      Section 5.05. Transfer Restrictions on Residual Certificate. (a) Residual
                    ---------------------------------------------
Certificate, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person consents to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

     (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of the Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person and the Trustee an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of FHLMC) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or
(y) an organization that is subject to the tax imposed by section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A), (B), or (C) being referred to herein as a "Disqualified Organization") and that (ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. The Trustee and the Tax Matters Person shall be under no liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person and the Trustee had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificate is not transferred to a Disqualified Organization and that any transfer of such Residual Certificate will not cause the imposition of a tax upon the Trust or cause the REMIC to fail to qualify as a REMIC.

     (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

      Section 5.06. Restrictions on Transferability of Private Certificates. (a)
                    -------------------------------------------------------
No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a Qualified Institutional Buyer, in the form set forth as Exhibit F-2 hereto. In the case of a proposed transfer of a Private Certificate to a transferee other than a Qualified Institutional Buyer, the Trustee shall require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

     (b) Each Class PO, Class B-4, Class B-5, Class B-6 and Class R-1 Certificate shall bear a Securities Legend.

      Section 5.07. ERISA Restrictions. (a) Subject to the provisions of
                    ------------------
subsection (b), no Class PO or Class B Certificates may be acquired by, or transferred to, an entity which is acquiring such Certificates directly or indirectly for or on behalf of, a "benefit plan investor" described in or subject to 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") ("Benefit Plan Investor") unless the proposed transferee provides a Benefit Plan Opinion or a representation to the same effect to the Trustee. A "Benefit Plan Opinion" is an Opinion of Counsel (upon which the Trustee is authorized to rely) to the effect that neither the proposed transfer and/or holding of a Certificate nor the servicing, management and operation of the Trust (X) will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or will be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (Y) either: (i) will cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) will give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or
the Trustee.   A Benefit Plan Opinion shall not be an expense of the Trustee or the Master Servicer.

     (b) In the event that the Class PO Certificates are made available for purchase in the secondary market through an underwriting or sale or placement by an entity which has been granted an underwriter's prohibited transaction exemption similar to PTE 89-89, no Benefit Plan Opinion shall be required for the Class PO Certificate to be acquired by, or transferred to, an entity which is acquiring such Certificates directly or indirectly for or on behalf of, a Benefit Plan Investor.

     (c) Any Person acquiring a Book-Entry Certificate or a Global Certificate which represents one of the Classes referred to in Section 5.07(a), by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either (i) such Person is not a Benefit Plan Investor nor a trustee, fiduciary or other party acting on behalf of any Benefit Plan Investor, or (ii) such acquisition will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which will not be exempt under an individual or class exemption including, but not limited to, PTE 89-89 (or any other underwriter's exemption which is similar to PTE 89-89), PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 and PTE 96-23, will not cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations and will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or Trustee.

          Section 5.08. Rule 144A Information. For so long as any Subordinate
                        ---------------------
Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Master Servicer will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Master Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                  ARTICLE VI

                         Payments to Certificateholders

      Section 6.01. Distributions on the Certificates.
                    ---------------------------------

     (a) Interest and principal on the Certificates will be distributed by the Trustee monthly on each Distribution Date, commencing in July 1997 in an aggregate amount equal to the Available Funds for such Distribution Date as follows:

          (A) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the Group I Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Class A-I Certificates, the Residual Certificate and Component I of the Class X Certificates, the Accrued Certificate Interest on each such Class and the Class X Component I Accrued Certificate Interest on such Component for such Distribution Date;

          second, to the Class A-I Certificates, the Residual Certificate and Component I of the Class X Certificates, any Accrued Certificate Interest and Class X Component I Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds, any shortfall in available amounts being allocated among such Classes and Component in proportion to the amount of such Accrued Certificate Interest and Class X Component I Accrued Certificate Interest remaining undistributed for each such Class or Component for such Distribution Date;

          third, to the Class A-I Certificates, the Residual Certificate and the Class PO Certificates in reduction of the Current Principal Amounts thereof:

                    (a) the Group I Senior Optimal Principal Amount in the following order of priority:

                        (i) to the Class A-I-8 Certificates, up to the Class A-I-8 Prepayment Amount and the Class A-I-8 Pro Rata Optimal Principal Amount for such Distribution Date;

                        (ii) to the Class R-1 Certificates until the respective Current Principal Amount thereof has been reduced to zero;

                        (iii) 66.666666667% and 33.333333333% concurrently to
the Class A- I-1 Certificates and Class A-I-9 Certificates, until the Current Principal Amount of the Class A-I-1 Certificates has been reduced to zero;

                        (iv)  61.224489796% and 38.775510204% concurrently to
the Class A-I-2 Certificates and Class A-I-9 Certificates, until the Current Principal Amount of the Class A-I-2 Certificates has been reduced to zero;

                        (v)   65.217391304% and 34.782608696% concurrently to
the Class A-I-3 Certificates and the Class A-I-9 Certificates until the Current Principal Amount of the Class A-I-3 Certificates has been reduced to zero;

                        (vi)  78.947368421% and 21.052631579% concurrently to
the Class A-I-4 Certificates and the Class A-I-9 Certificates until the Current Principal Amount of the Class A-I-4 Certificates has been reduced to zero;

                        (vii) 90.909090909% and 9.090909091% concurrently to
the Class A-I-5 Certificates and Class A-I-9 Certificates, until the Current Principal Amount of the Class A-I-5 Certificates have been reduced to zero;

                       (viii) 81.081081081% and 18.918918919% concurrently to
the Class A-I-6 Certificates and Class A-I-9 Certificates, until the Current Principal Amounts thereof have been reduced to zero;

                        (ix) sequentially to the Class A-I-7 and Class A-I-8 Certificates, in that order, in each case until the Current Principal Amount of each such Class of Certificates has been reduced to zero; and

                    (b) the Class PO Portion I Principal Distribution Amount for such Distribution Date, to the Class PO Certificates until the Current Principal Amount thereof has been reduced to zero; and

          fourth, the Class PO Deferred Amount attributable to Portion I of the Class PO Certificates for such Distribution Date to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority (A) fourth, shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to priorities (A) first through third above and (B) first through third below over (y) the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Cross-Over Date.

     "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amounts of such Classes.

     If, after distributions have been made pursuant to priorities (A) first and second above on any Distribution Date, remaining Group I Available Funds are less than the sum of the Group I Senior Optimal Principal Amount and the Class PO Portion I Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group I Available Funds will be distributed on the Class A-I and the Residual Certificate and Class PO Certificates in accordance with clauses (a) and (b) of priority (A) third above on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced by the difference between (i) principal distributable to the Class PO Certificates in accordance with clause (b) of priority (A) third above and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (the "Class PO Portion I Cash Shortfall").

          (B) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the Group II Available Funds will be distributed in the following order of priority among the Certificates:

     first, to the Class A-II Certificates and Component II of the Class X Certificates, the Accrued Certificate Interest on such Class and Class X Component II Accrued Certificate Interest on such Component for such Distribution Date;

     second, to the Class A-II Certificates and Component II of the Class X Certificates, any Accrued Certificate Interest and Class X Component II Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of the remaining Group II Available Funds, any shortfall in available amounts being allocated between such Class and Component in proportion to the amount of such Accrued Certificate Interest and Class X Component II Accrued Certificate Interest remaining undistributed for such Class or Component for such Distribution Date; and third, to the Class A-II Certificates and the Class PO Certificates in reduction of the Current Principal Amounts thereof:

     (a) the Group II Senior Optimal Principal Amount (as defined herein) to the Class A-II Certificates until the Current Principal Amount thereof has been reduced to zero; and

     (b) the Class PO Portion II Principal Distribution Amount (as defined herein) for such Distribution Date to the Class PO Certificates until the Current Principal Amount thereof has been reduced to zero;

     fourth, the Class PO Deferred Amount attributable to Portion II of the Class PO Certificates for such Distribution Date to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority (A) fourth, shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to priorities (A) first through third above and (B) first through third below over (y) the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Cross-Over Date.

     If, after distributions have been made pursuant to priorities (B) first and second above on any Distribution Date, remaining Group II Available Funds are less than the sum of the Group II Senior Optimal Principal Amount and the Class PO Portion II Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group II Available Funds will be distributed on the Class A-II and Class PO Certificates in accordance with clauses (a) and (b) of priority (B) third above on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced by the difference between (i) principal distributable to the Class PO Certificates in accordance with clause
(b) of priority (B) third above and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (the "Class PO Portion II Cash Shortfall"). The Class PO Cash Shortfall with respect to any Distribution Date will be added to the Class PO Deferred Amount.

          (C) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to any remaining Group I Available Funds and Group II Available Funds following the distributions in (A) and (B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined herein) for such Distribution Date.

          (D) On each Distribution Date prior to the occurrence of the Cross-Over Date but after the reduction of the Current Principal Amounts of the Class A-I Certificates or Class A-II Certificates to zero, the remaining Class or Classes of Class A Certificates will be entitled to receive, in addition to any Principal Prepayments related to such Class A Certificates' respective Mortgage Loan Group, 100% of the Principal Prepayments on the Loans in the other Mortgage Loan Group (in the case of Mortgage Loan Group I, distributed in accordance with the priorities set forth in priority (A) third above) in reduction of the Current Principal Amounts thereof. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of the Class A-I Certificates or Class A-II Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group (other than the related PO Percentage of the Discount Mortgage Loans in the related Mortgage Loan Group) and Class B Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the Principal Prepayments otherwise allocable to the Class B Certificates on the Mortgage Loans in the other Mortgage Loan Group will be distributed to such Class or Classes of Class A Certificates (in the case of the Class A-I Certificates, in accordance with the priorities set forth in priority (A) third above) in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of the Class A-I Certificates or Class A-II Certificates, as applicable, is an amount equal to the aggregate Scheduled Principal Amount of the Mortgage Loans in the related Mortgage Loan Group (other than the related PO Percentage of the Discount Mortgage Loans in the related Mortgage Loan Group).

          (E) On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Class A-I Certificates and the Residual Certificate will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority
(A) third above, based upon the then Current Principal Amounts of such Certificates, and interest will be distributed as described above with respect to Distribution Dates on or prior to the Cross-Over Date.

          (F) On each Distribution Date, any Group I Available Funds and Group II Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-1 Certificates; provided that if on any Distribution Date on or after the Cross-Over Date there are any Group I Available Funds remaining after payment of interest and principal as described in the preceding paragraphs, such Group I Available Funds will be distributed to the Class A-II Certificates in accordance with the priorities in paragraph (B) above until all amounts due to such Certificates have been paid in full before any amounts are distributed to the Residual Certificate. Similarly, if on any Distribution Date on or after the Cross-Over Date there are any Group II Available Funds remaining after payment of interest and principal as described in the preceding paragraphs, such Group II Available Funds will be distributed to the Senior Certificates (other than the Class A-II Certificates and Component II of the Class X Certificates and Portion II of the Class PO Certificates) in accordance with the priorities in paragraph (E) above until all amounts due to such Senior Certificates have been paid in full before any amounts are distributed to the Residual Certificate. It is not anticipated that there will be any significant amounts remaining for such distribution.

          (G) On each Distribution Date, any Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-1 Certificates.

No Accrued Certificate Interest will be payable with respect to any class of Certificates after the Distribution Date on which the outstanding principal balance or Notional Amount of such Certificate has been reduced to zero.

      Section 6.02. [Reserved]
                    ----------

      Section 6.03. Allocation of Losses. (a) On or prior to each Determination
                    --------------------
Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month and shall deliver notice of the amount of such Realized Loss to the Trustee, in the form of Exhibit J attached hereto.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than Excess Losses) shall be allocated as follows:

          (i) the applicable PO Percentage of any such Realized Loss shall be allocated to the Class PO Certificates; and

          (ii) the applicable Non-PO Percentage of any such Realized Loss shall be allocated as follows:

                first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

                second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

               third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

               seventh, to the Classes of Senior Certificates (other then the Class PO and Class X Certificates), pro rata, in accordance with their Current Principal Amounts.

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than those attributable to Debt Service Reductions) shall be allocated as follows:

          (i) the applicable PO Percentage of any such Excess Loss on Discount Mortgage Loans shall be allocated to the Class PO Certificates; and

          (ii) the applicable Non-PO Percentage of any such Excess Loss on Premium Mortgage Loans shall be allocated among all Classes of Senior Certificates (other than the Class PO and Class X Certificates) and Subordinate Certificates, pro rata, based on the respective Current Principal Amounts thereof.

     (d) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     (e) Any Realized Losses allocated to a Class of Certificates pursuant to Subsections 6.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses pursuant to this Subsection 6.03(e) shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date in accordance with Subsection 6.03(f).

     (f) Realized Losses allocated in accordance with this Section 6.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of the Class PO Deferred Amount.

     (g) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount, if any. Any such Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Subordinate Certificates in the reverse order of their numerical Class designations and (ii) after the Cross-Over Date, the Senior Certificates (other than the Class PO and Class X Certificates) pro rata based in their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (h) On each Distribution Date, on or prior to the Cross- Over Date, the Trustee shall determine the Class PO Deferred Payment Amount Writedown

Amount, if any. Any such Class PO Deferred Payment Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of the Subordinate Certificates in the reverse order of their numerical Class designations.

     (i) If on any Distribution Date the Group I Available Funds are less than the Accrued Certificate Interest on the Class A-I and R-1 Certificates and the Class X Component I Accrued Certificate Interest on Component I of the Class X Certificates or if the Group II Available Funds are less than the Accrued Certificate Interest on the Class A-II Certificates and the Class X Component II Accrued Certificate Interest on Component II of the Class X Certificates, in each case for such Distribution Date and prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each such respective Class or Component in proportion to the respective amounts of Accrued Certificate Interest and Class X Component I Accrued Certificate Interest or Class X Component II Accrued Certificate Interest, as applicable, that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date on each such Class or Component. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest or unpaid Class X Component I Accrued Certificate Interest or unpaid Class X Component II Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes or Component entitled to such amounts on subsequent Distribution Dates, to the extent of Group I Available Funds or Group II Available Funds, as applicable, after interest distributions as required herein. Any such amount so carried forward will not bear interest.

     Section 6.04. [Reserved]
                   ----------

     Section 6.05. Payments.
                   --------

     (a) No later than the Determination Date, the Master Servicer shall provide to the Trustee any information with respect to the Mortgage Loans required to enable the Trustee to make, or cause its agent to make, distributions on the Certificates and prepare reports to Certificateholders.

     (b) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate such amounts based upon the information provided by the Master Servicer pursuant to Subsection 6.05(a).

     (c) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount and/or Notional Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of
                      --------  -------
each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     Section 6.06. Statements to Certificateholders. (a)Concurrently with each
                   --------------------------------
distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller, the Master Servicer and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or, in the case of the Class X Certificates, a Notional Amount of $1,000, or, in the case of the Class R-1 Certificate, an initial Current Principal Amount of $100:

          (i) the Current Principal Amount (or Notional Amount in the case of the Class X Certificates) of each Class of Certificates immediately prior to such Distribution Date;

          (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

          (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates (other than the Class PO Certificates) during the related Interest Accrual Period;

          (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates (other than the Class PO Certificates);

          (v) the amount of the distribution allocable to interest on each Class of Certificates (other than the Class PO Certificates);

          (vi) the Pass-Through Rates for the Class A, Class X and Class R-1 Certificates with respect to such Distribution Date;

          (vii) the Current Principal Amount and/or Notional Amount of each applicable Class of Certificates after such Distribution Date and the Class PO Deferred Amount;

          (viii) the amount of any Monthly Advances and Compensating Interest Payments by the Master Servicer included in such distribution separately stated for each Mortgage Loan Group;

          (ix) the amount of any Realized Losses (listed separately for each category of Realized Loss and for each Mortgage Loan Group) during the related Prepayment Period and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

          (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) with respect to each Mortgage Loan Group;

           (xi) the number of Mortgage Loans (excluding REO Property) in each Mortgage Loan Group remaining in the Trust Fund as of the end of the related Due Period;

          (xii) information for each Mortgage Loan Group regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

          (xiii) for each Mortgage Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

          (xiv) for each Mortgage Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans which were REO Property as of the end of the related Due Period;

          (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Mortgage Loan Group; provided that, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

          (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

          (xvii) the then applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage.

     The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Subsection 6.05(a) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any statements it is required to make.

     (b) By July 31 of each year beginning in 1998, the Trustee will furnish a report to each Holder of the Certificates of record at any time during such calendar year as to the aggregate of amounts reported pursuant to subclauses
(a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Copies of such report shall also be furnished to the Master Servicer. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

     The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

     Section 6.07. Reports to the Trustee and the Master Servicer.
                   ----------------------------------------------

     (a) Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer a statement setting forth the status of the Certificate Account and the Custody Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Certificate Account and the Custody Account.

     (b) On or before the Determination Date, the Master Servicer shall provide to the Trustee, with respect to the Mortgage Loans and the REO Property, respectively, a Loan Summary and Remittance Report which shall be based upon reports from Sub- Servicers, if any, received by the Master Servicer on or before the 7th Business Day of such month with respect to the Mortgage Loans and REO Property and containing the following information (in respect of the REO Property, only such information which is applicable):

          (i) Aggregate deposits to and withdrawals from each subaccount of the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular Mortgage Loan;

          (ii) Amount of Group I Available Funds and Group II Available Funds expected for the related Distribution Date and attributable to each of the following categories:

     (A)  regularly scheduled principal;

     (B)  Principal Prepayments (stated separately for (v) partial prepayments,
          (v) full prepayments, (w) Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately) (x) Insurance Proceeds (y) the purchase price in connection with the purchase of a Mortgage Loan of the applicable Mortgage Loan Group and
          (z) any cash deposit in connection with the substitution of a Mortgage Loan of the applicable Mortgage Loan Group;

     (C) interest on the Mortgage Loans in the applicable Mortgage Loan Group;

     (D) Monthly Advances made by the Master Servicer;

     (E) Certificate Account Advances;

     (F) Compensating Interest Payments; and

     (G) reimbursements in connection with losses on Permitted Investments.

          (iii) Aggregate Outstanding Principal Balances of the Mortgage Loans of each Mortgage Loan Group as of the related Due Date, without giving effect to payments due on such date;

          (iv) Realized Losses for the prior month and, in the aggregate, from the Closing Date, separately stated for each Mortgage Loan Group;

          (v)    [intentionally omitted];

          (vi)   [intentionally omitted];

          (vii) Aggregate Scheduled Principal Balance of the Mortgage Loans of each Mortgage Loan Group as of the related Due Date;

          (viii) Book value of any collateral acquired by means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan, separately stated for each Mortgage Loan Group;

          (ix) Number and aggregate principal balance of Mortgage Loans which are 30, 60, 90 and 120 days delinquent, those which are in foreclosure and those which are REO Property, separately stated for each Mortgage Loan Group;

          (x) Interest Shortfall for each Mortgage Loan Group with respect to the related Distribution Date and portion thereof resulting from Voluntary Principal Prepayments in full;

          (xi)   [intentionally omitted]

          (xii) Amount, if any, by which the aggregate of payments of scheduled principal and interest on the Mortgage Loans of each Mortgage Loan Group that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the 18th day of such month exceeds the sum of the Monthly Advances to be made by the Master Servicer and Certificate Account Advances for such Distribution Date;

          (xiii) Aggregate Master Servicing Fee for the related Due Period; and

          (xiv) Such other information regarding each Mortgage Loan, including an updated Mortgage Loan Schedule in magnetic tape format, as may be reasonably requested by the Trustee.

     (c)  [Intentionally omitted.]

     (d) Not less than three Business Days prior to any Distribution Date for which the Current Principal Amount of a Class of Certificates will be reduced to zero, the Master Servicer shall provide the Trustee with notice thereof.

     Section 6.08. Monthly Advances. If the Scheduled Payment (together with
                   ----------------
any advances from the Sub-Servicers) on a Mortgage Loan that was due on the Due Date in the month of a Distribution Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Custody Account or the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.


      Section 6.09. Compensating Interest Payments. The Master Servicer shall
                    ------------------------------
deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the Interest Shortfall resulting from Voluntary Principal Prepayments in full for the related Distribution Date and (ii) the lesser of (A) the Master Servicing Fee for such Distribution Date or (B) 1/12 of 0.125% of the Scheduled Principal Balances of the Mortgage Loans with respect to such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

      Section 6.10. Reports of Foreclosures and Abandonment of Mortgaged
                    ----------------------------------------------------
Property. Each year the Master Servicer shall report or cause to be reported to
--------
the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code.

                                  ARTICLE VII

                              The Master Servicer

      Section 7.01. Liabilities of the Master Servicer. The Master Servicer
                    ----------------------------------
shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such person in contravention of the Master Servicer's duties hereunder.

      Section 7.02. Merger or Consolidation of the Master Servicer. (a) The
                    ----------------------------------------------
Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 7.03. Indemnification of the Trustee. The Master Servicer agrees
                    ------------------------------
to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

      Section 7.04. Limitation on Liability of the Master Servicer and Others.
                    ---------------------------------------------------------
Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that
                                                       --------  -------
this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with

                                     VII-1
any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion
           --------  -------
undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

      Section 7.05. Master Servicer Not to Resign. Except as provided in Section
                    -----------------------------
7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

      Section 7.06. [Reserved]
                    ----------

      Section 7.07. Sale and Assignment of Master Servicing. The Master Servicer
                    ---------------------------------------
may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i)
                                                  --------  -------
the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for FNMA or FHLMC; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date;
(d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                     VII-2

                                  ARTICLE VIII

                                    Default

      Section 8.01. Events of Default. "Event of Default," wherever used herein,
                    -----------------
means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and

                                    VIII-1
related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under the Sub- Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

      Section 8.02. Trustee to Act; Appointment of Successor. (a) Upon the
                    ----------------------------------------
receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be
                             --------  -------
under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and
(ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA- or FHLMC-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that
       --------  -------
permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as
                               -------
successor master servicer.

      Section 8.03. Notification to Certificateholders. Upon any termination or
                    ----------------------------------
appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

      Section 8.04. Waiver of Defaults. The Trustee shall transmit by mail to
                    ------------------
all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all

                                    VIII-2

Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

      Section 8.05. List of Certificateholders. Upon written request of three or
                    --------------------------
more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                    VIII-3

                                   ARTICLE IX

                             Concerning the Trustee

      Section 9.01. Duties of Trustee. (a) The Trustee, prior to the occurrence
                    -----------------
of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, under-takes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall hereunder exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for
                --------  -------
the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Independent Counsel required hereunder.

     (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01 herein. (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                        --------  -------

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited by the Trustee.

      Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise
                    -------------------------------------
provided in Section 9.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the
                   -------
     occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the Trustee may not appoint any agent to
                --------  -------
     perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

          (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or
     Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

          (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

          (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by ICI Funding pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The
                   -----------------------------------------------------
recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04. Trustee May Own Certificates. The Trustee in its individual
                   ----------------------------
capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 9.05. Trustee's Fees and Expenses. The Master Servicer covenants
                   ---------------------------
and agrees to pay to the Trustee the Trustee's Fee with respect to the calendar month in which the Closing Date occurs. With respect to the calendar month following the month in which the Closing Date occurs and all subsequent calendar months, the Trustee's Fee shall be paid from the Certificate Account, pursuant to Subsection 4.03(b). If the funds in the Certificate Account are not sufficient to pay the Trustee's Fees, the Master Servicer will be liable for payment of the Trustee's Fees. The Master Servicer further covenants and agrees to pay or reimburse the Trustee from time to time upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Master Servicer (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

      Section 9.06. Eligibility Requirements for Trustee. The Trustee and any
                    ------------------------------------
successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association with its principal office in Orange County, California or such other state and city reasonably acceptable to the Master Servicer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

      Section 9.07. Insurance. The Trustee, at its own expense, shall at all
                    ---------
times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon request.

      Section 9.08. Resignation and Removal of the Trustee. (a) The Trustee may
                    --------------------------------------
at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

     (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

      Section 9.09. Successor Trustee. (a) Any successor Trustee appointed as
                    -----------------
provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

      Section 9.10. Merger or Consolidation of Trustee. Any state bank or trust
                    ----------------------------------
company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 9.11. Appointment of Co-Trustee or Separate Trustee. (a)
                    ---------------------------------------------
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

     (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

     (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

      Section 9.12. Master Servicer Shall Provide Information as Reasonably
                    -------------------------------------------------------
Required. The Master Servicer shall furnish to the Trustee, during the term of
--------
this Agreement, such periodic, special, or other reports or information as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

      Section 9.13. Federal Information Returns and Reports to
                    ------------------------------------------
Certificateholders. (a) For Federal income tax purposes, the taxable year of the
------------------
REMIC shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of the REMIC Assets on the accrual method of accounting.

     (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to the REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in the REMIC (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat the REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1997 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller or the Master Servicer. The Trustee is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. Section 1.860F-4(d)) for the REMIC. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the REMIC during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

     (c) The Trustee shall provide upon request such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

     (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required with respect to the REMIC and the Trust Fund.

                                   ARTICLE X

                                  Termination

      Section 10.01. Termination Upon Repurchase by ICI Funding or its Designee
                     ----------------------------------------------------------
or Liquidation of All Mortgage Loans. (a) Subject to Section 10.02, the
------------------------------------
respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

          (i) the repurchase by or at the direction of the Master Servicer or its designee of all Mortgage Loans and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be calculated by an appraiser mutually agreed upon by the Master Servicer and the Trustee at the expense of the Master Servicer; or

          (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event
                                        --------  -------
     that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

     (b) In no event, however, shall the Trust created hereby continue beyond
                      -------
the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

     (c)  [Intentionally omitted.]

     (d) The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate unpaid principal balance of such Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-Off Date Balance or (ii) the Master Servicer based upon an Opinion of Counsel, has determined that the REMIC status of the REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Master Servicer may elect to terminate the Trust at any time, and upon such election, the Master Servicer or its designee shall repurchase all the Mortgage Loans.

     (e)  [Intentionally omitted].

     (f) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

     (g) If the option of the Master Servicer to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Master Servicer and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holder of the Class R-1 Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the Certificateholders of each Class, and (iii) the remainder to the Class R-1 Certificateholder. Upon deposit of the required repurchase price and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit in the Certificate Account has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

     (h) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the appropriate subaccount of the Certificate Account all distributable amounts remaining in the Custody Account and shall cause the Sub-Servicers to deliver to the Trustee for deposit in the appropriate subaccount of the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by the Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

     (i) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificate- holders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

      Section 10.02 Additional Termination Requirements. (a) If the option of
                    -----------------------------------
the Master Servicer to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and the REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on the REMIC or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

          (i) within 90 days prior to the final Distribution Date, at the written direction of the Master Servicer, the Trustee shall adopt a plan of complete liquidation of the Trust Fund and the REMIC provided to it by the Master Servicer meeting the requirements of a "Qualified Liquidation" under
     Section 860F of the Code and any regulations thereunder as prepared by ICI Funding;

          (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Master Servicer; and

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders other than the Holders of the Class X Certificates and the Class R-1 Certificate, the Current Principal Amount of the Certificates plus (except with respect to the Class PO Certificates) 30 days' interest thereon at the applicable Pass-Through Rate, (ii) to the Holders of the Class X Certificates, 30 days' interest on the Notional Amount thereof at the applicable Pass-Through Rate, and (iii) to the Class R-1 Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the Trust and the REMIC shall terminate at such time.

     (b) By their acceptance of the Residual Certificate, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Master Servicer and to take such action in connection therewith as may be reasonably requested by the Master Servicer and (ii) appoint the Master Servicer as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of the REMIC.

                                   ARTICLE XI

                            Miscellaneous Provisions

      Section 11.01. Intent of Parties. The parties intend that the REMIC shall
                     -----------------
be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

      Section 11.02. Amendment. (a) This Agreement may be amended from time to
                     ---------
time by the Seller, the Trustee and the Master Servicer, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Independent Counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any provisions of the REMIC (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any of the Certificateholders, or (B) to restrict the transfer of the Class R-1 Certificate, provided that the Seller has determined that the then-current ratings of the Classes of Certificates that have been rated will not be adversely affected, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Class R-1 Certificate to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under this Agreement which are not materially inconsistent with the provisions hereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the holders of Certificates of each Class evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided,
                                                                 --------
however, that no such amendment shall (i) reduce in any manner the amount of, or
-------
delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding, or (iii) cause the REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense.

     (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to this Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC.

     (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (e) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Section 11.03. Recordation of Agreement. To the extent permitted by
                     ------------------------
applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

      Section 11.04. Limitation on Rights of Certificateholders. (a) The death
                     ------------------------------------------
or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificate- holders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing
                   --------
Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 11.05. Acts of Certificateholders. (a) Any request, demand,
                     --------------------------
authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become
                                     --------
effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, the Master Servicer or any Sub-Servicer, as the case may be.

      Section 11.06. [Reserved]
                     ----------

      Section 11.07. Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.08. Notices. All demands and notices here- under shall be in
                     -------
writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, ICI Funding, 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attention: Richard Johnson, or such other address as may hereafter be furnished to the other parties hereto in writing;
(ii) in the case of ICI Funding, 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attention: Richard Johnson or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iv) in the case of the Rating Agencies, S&P, 25 Broadway, New York, New York 10004
Attention: Residential Mortgage Surveillance Group and DCR, Duff & Phelps Credit Rating Company, 55 E. Monroe Street, 35th Floor, Chicago, Illinois 60603
Attention: MBS Monitoring. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.09. Severability of Provisions. If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      Section 11.10. Successors and Assigns. The provisions of this Agreement
                     ----------------------
shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      Section 11.11. Article and Section Headings. The article and section
                     ----------------------------
headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 11.12. Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

      Section 11.13. Notice to Rating Agencies. The article and section headings
                     -------------------------
herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1.   Any material change or amendment to this Agreement;

     2.   The occurrence of any Event of Default that has not been cured;

     3.   The resignation or termination of the Master Servicer or the Trustee;

     4.   The repurchase or substitution of Mortgage Loans;

     5.   The final payment to Certificateholders; and

     6. Any change in the location of the Custody Account or the Certificate Account.

     In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

     1.   Each report to Certificateholders described in Section 6.06; and

     2. Each annual independent public accountants' servicing report received as described in Section 3.16.

     IN WITNESS WHEREOF, the Seller, ICI Funding and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              ICIFIC SECURED ASSETS CORP.
                                 as Seller


                              By: /s/ Mary Glass-Schannault
                                 --------------------------------
                                   Name:  Mary Glass-Schannault
                                   Title:  Vice President


                              ICI FUNDING CORPORATION
                                 as Master Servicer


                              By: /s/ William Ashmore
                                 --------------------------------
                                   Name:  William Ashmore
                                   Title:  Executive Vice President


                              BANKERS TRUST COMPANY OF
                              CALIFORNIA, N.A.
                                 as Trustee


                              By: /s/ Michelle Roos
                                 --------------------------------
                                   Name:  Michelle Roos
                                   Title:  Assistant Vice President

STATE OF CALIFORNIA )
                    )  ss.:
COUNTY OF ORANGE    )


          On the 30th day of June, 1997 before me, a notary public in and for said State, personally appeared MARY GLASS-SCHANNAULT known to me to be a Vice President of ICIFC Secured Assets Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              Notary Public  /s/ Xinya Yuan
                                            ------------------------

[Notarial Seal]

STATE OF CALIFORNIA   )
                      )  ss.:
COUNTY OF ORANGE      )


          On the 30th day of June, 1997 before me, a notary public in and for said State, personally appeared WILLIAM ASHMORE known to me to be an Executive Vice President of ICI Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              Notary Public /s/ Xinya Yuan
                                            --------------------------
[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the 30th day of June, 1997 before me, a notary public in and for said State, personally appeared Michelle Roos, known to me to be an Assistant Vice President of Bankers Trust Company of California, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said bank and acknowledged to me that such bank executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              Notary Public /s/ Xinya Yuan
                                            ------------------------

[Notarial Seal]

                                                                     EXHIBIT A-1


                          FORM OF FACE OF CERTIFICATES

                             [FORM OF CERTIFICATE]


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ICIFC SECURED ASSETS CORP., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO.                  MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-2
                  evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                           ICIFC SECURED ASSETS CORP.
                                   CUSIP NO.

CUT-OFF DATE                   :    JUNE 1, 1997               CLASS                        :
FIRST DISTRIBUTION DATE        :    JULY 25, 1997              INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE:    JULY 25, 2028              OF THIS CERTIFICATE
                                                               ("DENOMINATION")             :
MASTER SERVICER                :    ICI FUNDING CORPORATION    APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE              :                               PRINCIPAL AMOUNT             :

THIS CERTIFIES THAT
                                   CEDE & CO.

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four- family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by ICIFC Secured Assets Corp., ("ICIFC"). The Mortgage Loans were sold by ICI Funding Corporation ("ICI") to ICIFC. ICI will act as master Servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among ICIFC as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter delivered) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

   Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled hereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                                                                     EXHIBIT A-2

                        FORM OF REVERSE OF CERTIFICATES

                           ICIFC SECURED ASSETS CORP.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-2

        This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in nineteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights duties and immunities of the Trustee.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Irvine, State of California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

        The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

        No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to the account of Certificateholders with respect to account number the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereof) of the last Mortgage Loan and the remittance of all funds due under the Agreement and
(B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that REMIC status has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                  ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

     I, (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                  _____________________________________________
                                  Signature by or on behalf of assignor


                                  _____________________________________________
                                  Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
__________________________________________________________________________ for
the account of________________________________________________________________
account number_____________, or, if mailed by check to _______________________.
Applicable statements should be mailed to ____________________________________ This information is provided by_______________________________________________, the assignee named above, or _________________________________________________, as its agent.

        Unless this Certificaters has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to duly executed.

Dated: June 30, 1997
                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                      Not in its individual capacity but solely
                                      As Trustee
                                      By

Countersigned:

By:__________________________
Authorized signatory of Bankers
Trust Company of California, N.A.,
not in its individual capacity
but solely as Trustee                 Authorized Officer

                                                                       EXHIBIT B

                            MORTGAGE LOAN SCHEDULE



                     Available for Inspection Upon Request

                                                                       EXHIBIT C

                  REPRESENTATIONS OF ICI FUNDING CORPORATION
            (In its Capacity as "Seller" under the Seller Contract)

          (a) The information set forth in the Final Mortgage Loan Schedules hereto is true and correct in all material respects.

          (b) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

          (c) except as otherwise set forth in the Preliminary Mortgage Loan Schedule or the Final Mortgage Loan Schedule, the Mortgage File for each Mortgage Loan contains a true and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

          (d) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

          (e) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer
                          -- -------
than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the Origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (f) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due;

          (g) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (l) below;

          (h) as of the Cut-Off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, (ii) no Mortgage Loan had been delinquent for 60 days or more during the preceding 12 months and
(iii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

          (i) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (j) to Seller's knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

          (k) to seller's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; provided, however, that the Seller makes no representation or warranty with respect to the legality or illegality of any fees, overages, yield spread premiums, servicing release premiums or back-end points that may have been paid to a broker or brokers in connection with the any Mortgage Loan; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (l) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to FNMA or FHLMC, was issued on the date that each Mortgage Loan was created by a title insurance company qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

          (m) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

          (n) (i) the original principal amount of each Mortgage Loan is not more than 95% of the Original Value; (ii) with the exception of 8 Group I Mortgage Loans with an aggregate Cut-off Date Balance of approximately $869,867, each Mortgage Loan for which the outstanding principal balance as of the Cut-Off Date of the related Mortgage Note exceeded 80% of the Original Value is covered by a Primary Mortgage Insurance Policy issued by a private mortgage insurer insuring against default under the Mortgage Note in an amount at least equal to the excess of such outstanding principal amount over 75% of such Original Value until the outstanding principal balance of such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal balance of such Mortgage Loan represents less than 80% of the new appraised value; (iii) each Mortgage Loan originated under the Seller's "Progressive Express" program for which the outstanding principal balance as of the Cut-Off Date of the related Mortgage Note is between 80% and up to and including 85% of the Original Value is covered by a Primary Mortgage Insurance Policy in an amount equal to a maximum of 22% of the Original Value and for which the outstanding principal balance as of the Cut-Off Date of the related Mortgage Note equaled or exceeded 85% of the Original Value is covered by Primary Mortgage Insurance Policy in an amount equal to 30% of the Original Value; and (iv) all of the insurers which have Primary Mortgage Insurance Policies with respect to the Mortgage Loans meet FNMA's, FHLMC's and the Rating Agencies' standards. Notwithstanding the foregoing, certain Mortgage Loans are not covered by a Primary Mortgage Insurance Policy, and therefore, .92% of Mortgage Loans for which the outstanding principal as of the Cut-Off Date of the related Mortgage Note exceeded 80% of the Original Value are not covered by a Primary Mortgage Insurance Policy as set forth in the preceding sentence. The weighted average Loan-to-Value Ratio of the Group I Mortgage Loans and Group II Mortgage Loans does not exceed 78.17% and 68.73%, respectively, and the percentage (by aggregate principal balance) of Group I Mortgage Loans and Group II Mortgage Loans having Loan-to-Value Ratios in excess of 80% does not exceed 34.46% and 11.69%, respectively;

          (o) at the time of Origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a complete copy of such appraisal is contained in the Mortgage File;

          (p) on the basis of a representation by the borrower at the time of Origination of the Mortgage Loans, at least 92.90% of the Group I Mortgage Loans and 82.89% of the Group II Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on owner-occupied primary residence properties;

          (q) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

          (r) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all parties to each

Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (s) to the extent required under applicable law, each conduit seller and subsequent mortgagee or servicer of the Mortgage Loans was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan; and any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with Seller's servicing requirements and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether the creation of such Mortgage Loan and servicing was done by the Seller, its affiliates, or any third party which created the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

          (t) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and, to Seller's knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

          (u) except with respect to holdbacks required by certain Mortgage Loans which holdbacks create a fund for (i) the repair of Mortgaged Property due to damage from adverse weather conditions, or (ii) the completion of new construction, or both, the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (v) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

          (w) there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any material default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (x) to Seller's knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

          (y) each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

          (aa) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (bb) to Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (cc) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (dd) except as otherwise provided in the Preliminary Mortgage Loan Schedule or the Final Mortgage Loan Schedule, no Mortgage Loan provides for a balloon payment and each Mortgage Note contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 15 years in the case of the Group II Mortgage Loans or 30 years in the case of the Group I Mortgage Loans;

          (ee) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

          (ff) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project or a townhouse, or an individual unit in a planned unit development.

          (gg) no Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development conforms with Progressive Loan Series Program requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Seller.

          (hh) as of the Cut-Off Date, (A) the Net Rate of each Group I Mortgage Loan was not more than 14.435% per annum and not less than 7.310% per annum, and the weighted average Net Rate of the Group I Mortgage Loans was approximately 8.814% per annum and (B) the Net Rate of each Group II Mortgage Loan was not more than 10.985% and not less than 4.485% per annum, and the weighted average Net Rate of the Group II Mortgage Loans was approximately 8.344% per annum;

          (ii) measured by principal balance, no more than 5.48% and 6.07% of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, are secured by an individual unit in a low-rise or high-rise condominium project, and at least 80.03% and 72.27% of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, are secured by real property with a detached single-family residence erected thereon, including de minimis PUDs.
                                                   -- -------

          (jj) as of the Cut-Off Date, the remaining scheduled term of each 30-Year Mortgage Loan is not more than 360 months and not less than 297 months, the remaining scheduled term of each 15-Year Mortgage Loan is not more than 180 months and not less than 171 months and the remaining term of the 20-Year Mortgage Loan is 240 months and not less than 237, the remaining term at each balloon loan is not more than 71 months and not less than 17 months;

          (kk) as of the Cut-Off Date, no more than 19.95% and 33.66% (by aggregate principal balance) of the Group I Mortgage Loans and of the Group II Mortgage Loans, respectively, are cash-out refinances;

          (ll) as of the Cut-Off Date, no more than 13.59% and 23.67% (by aggregate principal balance) of the Group I Mortgage Loans and of the Group II Mortgage Loans, respectively, are rate and term refinances;

          (mm) as of the Cut-Off Date, no fewer than 65.40% and 41.09% (by aggregate principal balance) of the Group I Mortgage Loans and of the Group II Mortgage Loans, respectively, are purchase money loans;

          (nn) as of the Cut-Off Date, no more than 36.29%, 16.58%, 8.21%, 3.67% and 9.16% of the Group I Mortgage Loans and 14.15%, 20.26%, 15.74%, 9.12% and 8.98% of the Group II Mortgage Loans (by principal balance) are secured by properties located in the states of California, Florida, New York, Texas and New Jersey, respectively, and no more than 5% of the Group I Mortgage Loans or the Group II Mortgage Loans (by principal balance) are located in any other state;

          (oo) the original principal balances of the Group I Mortgage Loans and the Group II Mortgage Loans ranged from approximately $15,600 to approximately $1,250,000 and from approximately $40,000 to approximately $506,250, respectively. The maximum outstanding principal balance of any Mortgage Loan as of the Cut-off Date for Group I Loans was approximately $1,250,000 and the average outstanding principal balance was approximately $150,762. The maximum outstanding principal balance of any Mortgage Loan as of the Cut-off Date for Group II Loans was approximately $501,880 and the average outstanding principal balance was approximately $107,777.

          (pp) with respect to Mortgaged Properties at the time of origination of the related Group I Mortgage Loans and Group II Mortgage Loans, measured by aggregate unpaid principal balance as of the Cut-off Date, at least 92.90% and 82.89%, respectively, of the Mortgaged Properties are owner occupied primary residences, no more than 4.16% and 8.10%, respectively, of the Mortgaged Properties are second homes and approximately 2.93% and 9.01%, respectively, of the Mortgaged Properties are investor owned properties;

          (qq) as of the Cut-off Date, approximately 91.73% (by principal balance) of the Mortgage Loans are 30-Year Mortgage Loans and approximately 7.88% (by principal balance) of the Mortgage Loans are 15-Year Mortgage Loans;

          (rr) as of the Cut-off Date, approximately 50.54% and 71.83% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series I of the Progressive Loan Series Program;

          (ss) as of the Cut-off Date, approximately 3.69% and 1.10% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series II of the Progressive Loan Series Program;

          (tt) as of the Cut-off Date, approximately 2.30% and .53% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series III of the Progressive Loan Series Program;

          (uu) as of the Cut-off Date, approximately .96% and .42% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series III+ of the Progressive Loan Series Program;

          (vv) as of the Cut-off Date, approximately .31% and 0% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series IV of the Progressive Loan Series Program;

          (ww) as of the Cut-off Date, approximately 0% and 0% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, Series V of the Progressive Loan Series Program;

          (xx) as of the Cut-off Date, approximately 41.77% and 21.89% (by principal balance) of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, were originated under, or in accordance with the standards of, the Progressive Express Loan Series Program;

          (yy) each Mortgage Loan constitutes a "qualified mortgage" under
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1); and

          (zz) The Mortgage Loans were selected by the Seller in a fair and equitable manner and were not intentionally selected by the Seller in a manner intended to adversely affect the interest of Purchaser.

                                                                       EXHIBIT D
                              REQUEST FOR RELEASE
                                 (for Trustee)

Loan Information
----------------

     Name of Mortgagor:  ________________________________
     Loan No.:           ________________________________

Trustee
-------

     Name:               ________________________________
     Address:            ________________________________

     Trustee Mortgage
     File No.:           ________________________________

Master Servicer
----------------

     Name:               ________________________________
     Address:            ________________________________

     Certificates:       Mortgage Pass-Through Certificates, Series 1997-2

          The undersigned hereby acknowledges that it has received from _______________________, as Trustee for the holders of ICIFC Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1997-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of ___________, 1997 (the "Pooling and Servicing Agreement") among the Trustee, ICI Funding and ICIFC Secured Assets Corp.

( )       Mortgage Note dated , 1997, in the original principal sum of
     $_____________ , made by payable to, or endorsed to the order of, the Trustee.

( )       Mortgage recorded on _______________ as instrument no. _____________
     in the County Recorder's Office of the County of _______________, State of ______________ in book/reel/docket _______________ of official records at page/image ____________.

( )       Deed of Trust recorded ________________ on as instrument no.
     _____________ in the County Recorder's Office of the County of
     ________________, State of _______________ in book/reel/docket
     _____________ of official records at page/image _____________________.

( )       Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
     ____________ as instrument no. ___________ in the County Recorder's Office of the County of___________________, State of __________________ in
     book/reel/docket _____________ of official records at page/image
     _________________.

( )       Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage:

( )  __________________________________________________

( )  __________________________________________________

( )  __________________________________________________

( )  __________________________________________________

The undersigned hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall, and if the Master Servicer releases the Documents to a Sub-Servicer or related Insurer the Master Servicer shall cause such Sub-Servicer or related Insurer to, hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set off to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account or the Documents are being used to pursue foreclosure or other legal proceedings and except as expressly provided in the Agreement.

     (4) Prior to the return of the Documents to the Trustee, the Master Servicer shall, and if the Master Servicer releases such Documents to a Sub-Servicer or related Insurer, the Master Servicer shall cause such Sub-Servicer or related Insurer to, retain the Documents in its control unless the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Documents were delivered and the purpose or purposes of such delivery.

     (5) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of the Master Servicer.

Date: ___________________, 19__

                              ____________________________________
                              [Name of Master Servicer]

                              By: ________________________________
                              Its: _______________________________

                                                                       EXHIBIT E

                                    Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes


STATE OF            )
                    ) ss:
COUNTY OF           )

          [NAME OF OFFICER], being first duly sworn, deposes and  says:

          1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________________] [the United States], on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e) (5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the ICIFC Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1997-2 or Class R-1 Certificate (the "Residual Certificate") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by ICIFC Secured Assets Corp. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificate will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

          3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          4.  That the Investor's taxpayer identification number is
_______________________.

          5. That no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment or collection of tax.

          6. That the Investor understands that, as the holder of the Residual Certificate, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificate.

          7. That the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ______ day of ____________, 1997.

                              [NAME OF INVESTOR]

                              By: _______________________________
                              [Name of Officer]
                              [Title of Officer]
                              [Address of Investor for receipt of distributions]

                              Address of Investor for receipt of tax
                              information:

                              ___________________________________
                              ___________________________________

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this ___ day of ________, 199_.



__________________________
NOTARY PUBLIC

COUNTY OF ________________

STATE OF _________________

My commission expires the ____ day of________________, 19__.

                                                                     EXHIBIT F-1

                           FORM OF INVESTMENT LETTER
                           -------------------------


                                                   [Date]

[SELLER]

Bankers Trust Company of
  California, N.A. as Trustee
3 Park Plaza, 16th Floor
Irvine, California 92714
Attention: ICI 1997-2

     Re: ICIFC Secured Assets Corp. Series 1997-2 Mortgage Pass-Through Certificates (the "Certificates"), including the Class PO, Class B-4, Class B-5, Class B-6 and Class R-1 Certificates (the "Privately Offered
          Certificates")
          --------------

Dear Sirs:

     In connection with our purchase of Privately Offered Certificates, we confirm that:

     (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

     (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

     (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;


     (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

     (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

     (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                 (A) (1) the sale is to an Eligible Purchaser (as defined
            below), (2) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                 (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky' laws and, if State Street Bank and Trust Company (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

     (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing (as defined below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

     (viii) we are not "benefit plan investors," as such term is defined in 29 C.F.R. (S) 2510.3-101, nor a trustee, fiduciary or other party acting on behalf of any such "benefit plan investors;"

     (ix) we understand that each of the Class PO, B-4, B-5, B-6 and R-1 Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO
            (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R.
            (S) 2510.3-101., UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE."

     "Eligible Purchaser" means a corporation, partnership or other entity which
      ------------------
we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

     Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 1997 among ICIFC Secured Assets Corp., ICI Funding Corporation and Bankers Trust Company of California, N.A. (the "Pooling and Servicing Agreement").

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the _____ day of ___________, 19__.

                                    Very truly yours,

                                    [PURCHASER]



                                    By: _______________________________
                                         (Authorized Officer)



                                    By: __________________________
                                         Attorney-in-fact

                                                                     EXHIBIT F-2

               FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE
               ---- -- ---- ---- --- ------- ------- -----------

                                                   [Date]

[SELLER]

Bankers Trust Company of
  California, N.A., as Trustee
3 Park Plaza, 16th Floor
Irvine, California 92714
Attention: Corporate Trust Office

     Re: ICIFC Secured Assets Corp. Series 1997-2 Mortgage Pass-Through Certificates, Class PO, Class B-4, Class B-5, Class B-6 and Class R-1
                                        ----------------------------------
     Certificates (the "Privately Offered Certificates")
     ---------------------------------------------------

Dear Sirs:

          In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

     Date: _________________, 19__ (must be on or after the close of its most recent fiscal year)

     Amount: $_______________________; and

2.   The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

        (1) [ ] an insurance company as defined in Section 2(13) of the Act; or /1/

        (2) [ ] an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

        (3) [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

        (4) [ ] a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

        (5) [ ] a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

        (6) [ ] a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

        (7) [ ] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

------------------------------------
 /1/ A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

                                     F-2-1

        (8) [ ] an investment adviser registered under the Investment Advisers Act; or

 b. [ ] greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

 c. [ ] less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

 d. [ ] less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

 e. [ ] less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

        The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

        The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of June 1, 1997 among ICIFC Secured Assets Corp., as Seller, ICI Funding Corporation as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, pursuant to which the Certificates were issued.

        The undersigned certifies that it is either (i) not a "benefit plan investor," as such term is defined in 29 C.F.R. (S) 2510.3101, nor a trustee, fiduciary or other party who is acquiring a Privately Offered Certificate directly or indirectly for or on behalf of "benefit plan investors," or (ii) such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which will not be exempt under an individual or class exemption including, but not limited to, PTE 89-89 (or any other underwriter's exemption which is similar to PTE 89-89), PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 and PTE 96-23, will not cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations and will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or Trustee.

                                     F-2-2

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the ___ day of ____________, 19__.



                                    __________________________________
                                    Name of Institution


                                    __________________________________
                                    Signature


                                    __________________________________
                                    Name


                                    __________________________________
                                    Title /2/



-------------------------------
    /2/ Must be President, Chief Financial Officer, or other executive officer.


                                     F-2-3

                                                                       EXHIBIT G

                                    OMITTED
                                    -------

                                                                       EXHIBIT H

                         FORM OF INITIAL CERTIFICATION
[Seller]


[Master Servicer]

          Re: Pooling and Servicing Agreement dated as of June 1, 1997 among
              ICIFC Secured Assets Corp., as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee Mortgage Pass-Through Certificates. Series 1997-2
                      -------- ------------ ------------- ------ ------

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (v) and (vii) of Section 2.01(b) should be included in any Mortgage File and, with respect to such documents actually delivered, the Trustee certifies only as to item (ii) in the preceding paragraph. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.


                                    By: ________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT I

                          FORM OF FINAL CERTIFICATION

[Seller]


[Master Servicer]

          Re: Pooling and Servicing Agreement dated as of June 1, 1997 among
              ICIFC Secured Assets Corp., as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee Mortgage Pass-Through Certificates, Series 1997-2
                      -------- ------------ ------------- ------ ------

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (v) and (vii) of Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                    By: ____________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT J

                   FORM OF NOTICE RE AMOUNT OF REALIZED LOSS

Customer Name:
Account Number:
Original Principal Balance:

1.   Liquidation Proceeds

     a) Principal Prepayments        _________
     b) Insurance Proceeds           _________
     c) Other (Itemize)              _________

          Total                                    $_________

2.   a) Liquidation Expenses         __________
     b) Monthly Advances             __________

          Total                                    $_________

3.   Net Liquidation Proceeds                      $_________
     (Total Line 1 minus Total Line 2).

4.   a) Principal Balance of the Mortgage
        Loan on date of liquidation. __________

     b) Plus accrued and unpaid interest at
        the Mortgage Interest Rate through
        the last day of the month of such
        liquidation                  __________

     Total                                         $_________

5.   Realized Loss, if any                         $_________
     (Line 4 minus Line 3 but not less
     than zero or greater than the outstanding principal balance as of the date of the final liquidation.)

6.   Date (month, day and year) of (i)
     acquisition of the REO Property, and
     (ii) liquidation of REO Property.

7.   Amount of Deficiency Valuation                $________
     (complete item 4 above; unpaid interest
     to be as of date of Deficiency Valuation)



                                                   ________________________
                                                   Signature
                                                   Printed Name:




                                     J-11